Exhibit 10.5

SUBLEASE AGREEMENT

(301 Brannan Street, Third, Fourth and Fifth Floors)

THIS SUBLEASE AGREEMENT (“Sublease”) is entered into effective February    , 2014 (the “Effective Date”) by and between StumbleUpon, Inc. a Delaware corporation (“Sublessor”) and Okta, Inc., a Delaware corporation (“Sublessee”), and is made with respect to the following facts and circumstances.

A. Kilroy Realty, L.P., a Delaware limited partnership (“Landlord”) is the owner of that certain office building commonly known as 301 Brannan Street, San Francisco, California (the “Building”). As of the Sublease Commencement Date (as defined in Section 3 below), Sublessor will be leasing directly from Landlord the 2nd, 3rd, 4th, 5th and 6th floors of the Building (collectively, the “Master Premises”) pursuant to that certain “Office Lease” dated December 15, 2011 (the “Master Lease”). A true and correct copy of the Master Lease is attached hereto as Exhibit A.

B. Sublessee is in possession of 37,815 rentable square feet located on the 3rd, 4th, and 5th floors of the Building (collectively, the “Subleased Premises”) pursuant to an existing sublease and an existing sub-sublease, and certain amendments thereto, all of which existing agreements (the “Existing Agreements”) expire on June 30, 2014.

C. Sublessor and Sublessee now desire to enter into a sublease for the Subleased Premises following the expiration of the Existing Agreements, and Landlords desire to consent to such subletting, on the terms and conditions set forth herein.

NOW, THEREFORE, in recognition of the foregoing premises, in exchange of the promises, covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows.

1. Subject to receipt of Landlord Consent (as defined in Section 18 below), Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Subleased Premises (excluding risers, plenums and utility closets which serve other portions of the Building) on the terms, conditions and covenants contained in this Sublease during the term of this Sublease. In addition to the Subleased Premises, Sublessee shall have the option to use during the Term (as defined below) up to 60% of that number of parking stalls within the Building currently allocated to Sublessor under the Master Lease; provided, however, that Sublessee shall be responsible for (i) compliance with all of the rules and regulations promulgated from time to time by the parking vendor regarding such parking stalls, and (ii) the direct payment to the parking vendor of all rental charges associated with such stalls. Prior to terminating any usage rights with respect to such parking stalls, Sublessee shall give Sublessor not less than thirty (30) days advanced notice of such pending termination and Sublessor shall have the right to take over, and assume all obligations associated with, the parking stalls which Sublessee intends to terminate.

2. Sublessee shall accept possession of the Subleased Premises in its “AS-IS” condition on the first day of the Term (as defined in Section 3 below). Sublessee shall not have

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any right to require additional or other improvements as a condition of this Sublease, and Sublessee shall not make any material alterations to any component of the Subleased Premises except in compliance with the provisions of Article 8 of the Master Lease without Sublessor’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), and the consent of Landlord. Sublessee shall have the right to use the existing data communications cabling and wiring installed by Sublessor serving the Subleased Premises. Sublessee shall also have the right to use the personal property/furniture owned by Sublessor and existing in the Subleased Premises as of the Effective Date, all of which is listed on the attached Exhibit B. Sublessee shall return all of the listed personal property/furniture to Sublessor in place within the Subleased Premises on the Sublease Expiration Date (or upon any earlier termination of this Sublease), in the condition received, normal wear and tear excepted. Sublessee shall comply with and abide by the provisions of the Master Lease in making all improvements and repairs, and performing all maintenance, to the Subleased Premises. Sublessee shall also be responsible for all janitorial activities required at the Subleased Premises and covenants to keep the Subleased Premises, including the restrooms located within the Subleased Premises, in a good and clean condition at all times.

3. The term of this Sublease (the “Term”), and Sublessee’s right to possession and occupancy of the Subleased Premises hereunder, shall commence on July 1,2014 (subject to receipt of the Landlord Consent prior thereto) (“Sublease Commencement Date”) and shall terminate on June 30, 2017 (“Sublease Expiration Date”), unless sooner terminated pursuant to any provision hereof or of the Master Lease.

4. A. Sublessee shall pay monthly rent to Sublessor as follows:

Period	Monthly Rent
Months 1-12	$167,016.25
Months 13-24	$172,026.73
Months 25-36	$177,187.53

Sublessee shall make all rent payments due hereunder on or before the first day of the month for which such rent is due.

B. Sublessor shall cause electricity, water, garbage removal and natural gas to be provided to the Subleased Premises and Sublessee shall additionally reimburse Sublessor on a monthly basis for Sublessee’s equitable share of the cost of such utilities, as reasonably determined by Sublessor and reasonably acceptable to Sublessee. During the Term Sublessee shall also be responsible for Sublessee’s Share of the payment of any Direct Expenses and/or Additional Rent (as defined, and as calculated, pursuant to the Master Lease) payable by Sublessor under the Master Lease for the Master Premises. All such payments and reimbursements required to be made by Sublessee hereunder shall be paid to Sublessor no later than thirty (30) days following receipt of an invoice therefor from Sublessor. All monthly rent and other payments shall be made without set-off, deduction or reduction of any kind. In the event of overpayment of any charge by Sublessee, Sublessor shall promptly notify Sublessee

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thereof and, in any event, reimburse Sublessee for its amount of overpayment within thirty (30) days after receipt thereof by Sublessor. Sublessee’s Share shall be 60.17% of “Tenant’s Share” of all Additional Rent payable by Sublessor under the Master Lease. Sublessee’s Share is determined by dividing the rentable square footage of the Subleased Premises (i.e., 37,815 rentable square feet) by the rentable square footage of the Master Premises (i.e., 62,852 rentable square feet).

C. Pursuant to Section 4.6 of the Lease, Sublessor has a right to review Landlord’s records of Building Direct Expenses for the subject Expense Year. Sublessor promptly shall provide Sublessee with a copy of any Statement received by Sublessor from Landlord. If, within thirty (30) days after receipt of the Statement from Sublessor, Sublessee notifies Sublessor that Sublessee reasonably believes that Landlord’s records should be reviewed with respect to the items identified by Sublessee, and such items, in Sublessor’s reasonable judgment, should be reviewed, Sublessor shall exercise the audit rights set forth in Section 4.6 in accordance therewith; provided, however, that all expenses and charges associated with such Sublessee-requested audit shall be borne by Sublessee.

5. Sublessee shall, in lieu of a security deposit, deliver to Sublessor a letter of credit from Silicon Valley Bank substantially in the form attached hereto as Exhibit B (or otherwise in a commercially reasonable form) in the amount of $688,106.92. Sublessee shall deliver the letter of credit to Sublessor not later than the Sublease Commencement Date. Sublessor shall not be obligated to return the letter of credit until (and it shall not expire before) such time as Sublessor has confirmed after expiration of the Term that Sublessee has paid all rent, utility charges, Pass Through Costs and Additional Rent and other expenses of the Subleased Premises which are Sublessee’s responsibility hereunder and has returned the Subleased Premises to Sublessor in good condition and repair, excepting only normal wear and tear, casualty damage and repairs which are not the obligation of Sublessee under this Sublease but in no event later than thirty (30) days after the expiration date of this Sublease. Sublessor shall have the right to draw against the letter of credit any amount reasonably required to cure any default, beyond applicable notice and cure periods, by Sublessee under this Sublease, including to restore the Subleased Premises to such required condition at the end of the Term in the event Sublessee fails to do so. Sublessee shall pay all expenses, points and/or fees incurred by Sublessee in obtaining the letter of credit and any renewal, extension or replacement thereof. If, (i)(A) Sublessor receives notice from the issuing bank of its intention not to renew the letter of credit and (B) Sublessee fails to deliver a replacement letter of credit at least five (5) business days prior to the expiration of the then existing letter of credit or (ii) Sublessee fails to deliver a renewal or replacement letter of credit (it being agreed that any replacement letter of credit shall satisfy the requirements of this Section 5) at least five (5) business days prior to the expiration of the then existing letter of credit, then Sublessor shall be entitled to draw the full face amount of the letter of credit and retain such amount as an additional security deposit hereunder in lieu of the letter of credit. If Sublessor draws upon any part of the letter of credit and/or applies or retains any portion or all of the amount received from such draw, Sublessee, within three (3) business days after receipt of written demand, shall restore the face amount of the letter of credit or deposit with Landlord cash equal to the amount so applied or retained. For the purposes of the definition of “default” under this Section 5, the terms of the Master Lease are hereby incorporated herein as applicable between Sublessor and Sublessee. The letter of credit shall be reduced (through a replacement letter of credit) by $172,026.73 following the eighteenth (18) month of the Term, and by an

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additional $172,026.73 following the thirtieth (30th) month of the Term provided that Sublessee shall not have been in default of this Sublease beyond any applicable cure period at any time prior to the date of any such reduction. Sublandlord shall cooperate with the issuing bank in canceling the letter of credit it is then holding within three (3) business days after receipt of each replacement letter of credit in the reduced amount.

6. During the Term, Sublessee shall procure and maintain a policy of liability insurance naming Sublessor and Landlord as additional insureds in the amount and scope required of Sublessor under the Master Lease. Sublessee shall provide Sublessor with a certificate of insurance evidencing such required coverage prior to the Sublease Commencement Date. Sublessee shall also maintain the property insurance coverage and other coverages required under the Master Lease with respect to the Subleased Premises and provide Sublessor with a certificate of insurance with respect to such coverages prior to the Sublease Commencement Date. Sublessor shall maintain all insurance required to be maintained by it as tenant under the Master Lease (except, at such time as Sublessor shall not occupy any portion of the Building, Sublessor may reduce its liability coverage under the Master Lease to the extent Landlord agrees in writing that liability coverage maintained by Sublessee pursuant to this Section is an acceptable substitute for the liability coverage required of Sublessor under the Master Lease) provided, as to property insurance pursuant to Section 10.3.2 of the Master Lease, unless Landlord contends that to do so would be a violation of the Master Lease, Sublessor shall be required only to maintain coverage applicable to the portion of the Master Premises not a part of the Subleased Premises . In no event shall either party be responsible to the other party for any loss or damage to persons or property to the extent covered by insurance required to be maintained under this Sublease or actually maintained by the party suffering such loss or damage. With respect to any waivers of subrogation contained in the Master Lease, as incorporated herein, such waivers shall be deemed to be modified to constitute an agreement by and among Landlord, Sublessor and Sublessee (and Landlord’s consent to this Sublease, if given, shall be deemed to constitute its approval of this modification).

7. Sublessee shall use the Subleased Premises only for the permitted uses set forth in the Master Lease and for no other purpose without Sublessor’s prior written consent (which may be withheld in Sublessor’s sole discretion). Sublessee shall abide by all the provisions of the Master Lease concerning the storage, use and handling of hazardous materials at the Subleased Premises. Sublessor shall defend, indemnify and hold Sublessee harmless from and against any and all claims, liabilities, responsibilities, costs and expenses (including reasonable attorneys’ fees and costs) made against or incurred by Sublessee to the extent arising out of or relating to the storage, use and handling of hazardous materials stored, used, released or disposed of by Sublessor, its agents, employees or contractors on, in, under or about the Subleased Premises. The foregoing indemnity shall survive the expiration or earlier termination of this Sublease.

8. Sublessee’s performance of each of its obligations under this Sublease constitutes a covenant, and Sublessee’s right to continue in possession of the Subleased Premises is conditioned upon such performance, subject to all notice and cure rights and remedies of Sublessee and Sublessor as set forth in the Master Lease incorporated herein. In addition, Sublessee shall be in default of its obligations under this Sublease if Sublessee is responsible for the occurrence of any of the “Events of Default” set forth in Article 19 of the Master Lease. In the event of any default (after applicable notice and cure periods) by Sublessee of this Sublease,

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Sublessor shall have all remedies provided by applicable law, and shall additionally have the right to pursue all remedies set forth herein, including rights and remedies incorporated herein from the Master Lease, including without limitation, termination and/or eviction as to the Subleased Premises. All of Sublessor’s remedies shall be cumulative, not exclusive. In the event of eviction, Sublessee shall be liable for all damages caused thereby to the extent expressly set forth in Article 19 of the Master Lease.

9. Sublessee shall defend, indemnify and hold Sublessor harmless from and against any and all claims, liabilities, responsibilities, costs (including reasonable attorneys’ fees and costs) and expenses made against or incurred by Sublessor to the extent arising from or relating to any of the following: (a) Sublessee’s failure to perform any covenant, condition or provision to be performed by Sublessee pursuant to this Sublease or the Master Lease (to the extent incorporated into this Sublease); and/or (b) personal injury or property damage suffered at the Subleased Premises on or after Sublessee’s occupancy thereof, except to the extent caused by the negligence or willful misconduct of Sublessor. Sublessor shall defend, indemnify and hold Sublessee harmless from and against any and all claims, liabilities, responsibilities, costs and expenses (including reasonable attorneys’ fees and costs) made against or incurred by Sublessee to the extent arising out of or relating to any of the following: (a) Sublessor’s failure to perform any covenant, condition or provision to be performed by Sublessor under this Sublease or the Master Lease (to the extent not made the obligation of Sublessee under this Sublease); and/or (b) personal injury or property damage caused by the negligence or willful misconduct of Sublessor or any of its employees. The provisions of this Section shall survive expiration or earlier termination of the Master Lease or this Sublease. For purposes of this Section, “Sublessee” and “Sublessor” shall include their respective officers, directors, agents, shareholders, employees, agents, contractors, subcontractors and permitted assignees and successors.

10. Sublessee shall not assign or sublet the Subleased Premises or any portion thereof without first obtaining the written consent of Sublessor, which shall not be unreasonably withheld, conditioned or delayed, and Landlord in accordance with the provisions of Article 14 of the Master Lease. All costs of assignment and/or sub-subleasing shall be borne by Sublessee in accordance with the Master Lease. With respect to any “Permitted Transferee” as described in Section 14.8 of the Master Lease, the provisions of said section of the Master Lease shall apply as if incorporated into this Sublease provided, however Sublessee shall give Sublessor not less than forty-five (45) days prior notice of any transfer involving a “Permitted Assignment” to allow Sublessor to confirm with Landlord that Landlord concurs the transfer constitutes a transfer to a “Permitted Transferee” not requiring their consent, or alternatively to obtain their consent if they do not so concur. Sublessor acknowledges, however, that prior notice of a Permitted Assignment may be prohibited by applicable securities laws, in which event Sublessee shall give Sublessor written notice as soon as possible after the effective date of the Permitted Assignment. Prior to taking any marketing or other steps toward assigning this Sublease or subletting any portion of the Subleased Premises, Sublessee shall provide written notice to Sublessor and Sublessor shall have the right to terminate this Sublease as to such portion of the Subleased Premises and recapture possession of the subject portion of the Subleased Premises by giving Sublessee written notice of such election not later than ten (10) business days following receipt of Sublessee’s written notice of intent to sublease/assign. If Sublessor does not give such notice in a timely manner, Sublessee shall be free to market and assign or sublet, subject to the provisions of Article 14 of the Master Lease.

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11. Any signage desired by Sublessee shall be at Sublessee’s expense and shall be subject to the provisions of the Master Lease regarding signage. No alterations shall be made to the Subleased Premises by Sublessee without Sublessor’s prior approval which approval shall be given or withheld in accordance with the Master Lease; provided, however, that Sublessor shall have the right to require that any signage installed by Sublessee be removed at the end of the Term.

12. This Sublease is and shall be binding upon, and shall inure to the benefit of, all parties hereto by whatever names known, and to their beneficiaries, assigns and heirs.

13. This Sublease may not be altered, amended, modified, or otherwise changed in any respect whatsoever except by a writing duly executed by the parties or their authorized representatives.

14. This Sublease may be executed in duplicate originals, and by counterparts, each of which is equally admissible in evidence, and each original shall fully bind each party who has executed it. Facsimile signatures and PDF format signatures sent by electronic mail shall be treated and have the same effect as original signatures.

15. In the event of legal action or litigation concerning the subject matter of this Sublease, the prevailing party shall be entitled to recover reasonable attorney’s fees and all other costs and expenses associated with the proceeding, including without limitation reasonable attorneys’ fees and other costs and expenses associated with the collection or enforcement of any judgment.

16. This Sublease constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior agreements, representations, and understandings of the parties pertaining to such subject matter, whether oral or written.

17. Any notice required or permitted hereunder shall be given in writing and shall be personally delivered or shall be delivered and deemed received in the manner provided in the Master Lease, to Sublessor’s reception desk on the 6th floor of the Building, for notices to Sublessor, and for notices to Sublessee, to the Subleased Premises, Attn: Frederic Kerrest.

18. This Sublease shall be conditioned upon receipt of Landlord’s consent to this Sublease in writing on or prior to the Sublease Commencement Date (the “Landlord Consent”). Sublessor will use diligent good faith efforts to obtain the Landlord Consent prior to said date; provided, however, that if for any reason the Landlord Consent is not received within thirty (30) days after the date of full execution and delivery of this Sublease by both parties, Sublessee may, but shall not be obligated to, at any time thereafter and prior to receipt of the Landlord Consent, terminate this Sublease upon written notice to the Sublessor, in which case this Sublease shall have no further force and effect and Sublessor promptly shall refund to Sublessee all sums paid by Sublessee to Sublessor in connection with Sublessee’s execution of this Sublease.

19. The provisions of the Master Lease are hereby deemed to be part of or incorporated into this Sublease, and shall be applicable provisions with respect to the relationship between Sublessor and Sublessee created by this Sublease, subject to the following; (a) The term “premises” (or word of similar import) as used in the Master Lease shall refer only to the

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Subleased Premises as defined in this Sublease; (b) The term “Lease” (or word of similar import) as used in the Master Lease shall refer to this Sublease; (c) The term “rent” (or word of similar import) as used in the Master Lease shall mean only the monthly rent and/or all other amounts due under this Sublease; (d) The term “lease commencement date” and “lease expiration date” (or words of similar import) as used in the Master Lease shall mean the Sublease Commencement Date and Sublease Expiration Date, respectively, as defined in this Sublease; and the terms Landlord and Tenant shall mean Sublessor and Sublessee, respectively. Notwithstanding the foregoing, the following provisions of the Master Lease are not incorporated into this Sublease: Summary of Basic Lease Information Sections 3.1,3.2,3.4,4.1,4.2,6, 8,10,12 and 13; Sections 1.1.1 through 1.1.3 (with the exception of applicable definitions); Section 1.2 (except that the reference to “Premises” in the last sentence shall mean the Subleased Premises); Section 1.1.4; Section 1.3; Article 2; Article 3; Sections 4.1-4.4 (except that such sections shall be applicable to the extent they control the Additional Rent charges payable by Sublessor and allocated to Sublessee pursuant to Section 4 above), Section 4.6; Section 14.4; Article 21; Section23.5, Article 28; Sections 29.13; 29.24; 29.32 and29.37; Exhibits A, B,C, F, G and H. References to “Landlord” in the following Sections shall mean only Landlord: Article 7; Section 10.7; Article 13; Article 18; Section29.18; Section 29.26; Section 29.30; Section 29.35; and Section 29.37. In the event of any conflict between any provision of the Master Lease which is deemed incorporated into this Sublease and any provision in any other Section of this Sublease, the latter shall control. This Sublease is subject and subordinate to the Master Lease. Subject to the provisions of Section 22.B. below, if the Master Lease terminates (including, without limitation, upon the occurrence of any casualty or condemnation pertaining to the Subleased Premises or the Building) this Sublease shall terminate.

20. Sublessor represents and warrants to Sublessee that (a) a true and complete copy of the Master Lease is attached hereto as Exhibit A and to Sublessor’s actual knowledge the Master Lease is currently in full force and effect and has not been modified, amended or supplemented; and (b) to Sublessor’s actual knowledge neither Landlord nor Sublessor is in breach or default under the Master Lease nor is there any fact or circumstance which (with the passage of time or the giving of notice or both) might ripen into a breach or default thereunder.

21. Upon the surrender of the Subleased Premises, Sublessee shall remove any Alterations installed in the Subleased Premises by Sublessee pursuant to the Existing Agreements or this Sublease, subject to the provisions of Section 8.5 of the Lease, and repair any damage caused by such removal. In no event shall Sublessee be obligated to remove any alterations, additions or improvements installed in the Subleased Premises by Sublessor or any predecessor-in-interest of Sublessor prior to Sublessee’s occupancy of the Subleased Premises. Subject to the foregoing provisions, Sublessee shall be responsible for delivering the Subleased Premises to Landlord upon expiration or earlier termination of this Sublease in the condition required under the Master Lease, including without limitation the restoration of the stairwell between the 5th and 6th floors of the Building.

22. A. Sublessor agrees to pay all rent payable under the Master Lease to Landlord in accordance with the terms of the Master Lease and otherwise perform its obligations under the Master Lease except to the extent Sublessee expressly agrees to perform such obligations pursuant to the terms hereof. Sublessor shall deliver promptly to Sublessee copies of all notices Sublessor receives from Landlord with respect to the Master Lease and/or the

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Subleased Premises. With respect to work, services, repairs, restoration, provision of insurance or the performance of any other obligation of Landlord under the Master Lease, Sublessor shall use commercially reasonable good faith efforts to obtain Landlord’s performance thereof at not more than a nominal cost to Sublessor. If Landlord fails to perform any obligation of Landlord under the Master Lease, Sublessee shall so notify Sublessor in writing, and Sublessor shall use diligent, good faith efforts to obtain Landlord’s performance. If, after receipt of written request from Sublessee, Sublessor shall fail or refuse to take action for the enforcement of Sublessor’s rights against Landlord with respect to the Subleased Premises (“Action”), or if Landlord shall fail or refuse to perform, Sublessee shall have the right to take such Action in its own name, and for that purpose and only to such extent, all of the rights of Sublessor as Lessee under the Master Lease hereby are conferred upon and assigned to Sublessee, and Sublessee hereby is subrogated to such rights to the extent that the same shall apply to the Subleased Premises. Sublessee shall give Sublessor prompt notice of all actions and activities taken by Sublessee in pursuit of the Action, and Sublessor shall have the right to approve all such actions and activities, such approval not to be unreasonably withheld. All such actions and activities shall be at Sublessee’s sole cost and expense. If any such Action against Landlord in Sublessee’s name shall be barred by reason of lack of privity, nonassignability or otherwise, Sublessee may take such Action in Sublessor’s name; provided that Sublessee has obtained the prior written consent of Sublessor, which consent shall not be unreasonably withheld, and, provided further, that Sublessee shall indemnify, protect, defend by counsel reasonably satisfactory to Sublessor and hold Sublessor harmless from and against any and all liability, loss, claims, demands, suits, penalties or damage (including, without being limited to, reasonable attorneys’ fees and expenses) which Sublessor may incur or suffer by reason of such Action, except for any such liability, loss, claims, demands, suits, penalties or damage which Sublessor may incur or suffer by reason of Sublessor’s negligent acts or omissions.

B. If this Sublease is terminated solely as a result of a default by Sublessor under the Master Lease or this Sublease (which default is not due to Sublessee), Sublessor shall indemnify, protect, defend with counsel reasonably acceptable to Sublessee and hold Sublessee harmless from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys’ and experts’ fees) caused by or arising in connection with Sublessor’s default and resultant termination of this Sublease; provided, however, that such indemnity shall be limited to (i) any operating or similar costs or expenses Sublessee reasonably pays with respect to a replacement premises to the extent such costs or expenses exceed those which are allocated to Sublessee under this Sublease, (ii) any rent for comparable space (quality, size) in excess of that due under this Sublease which Sublessee may incur should Sublessee reasonably be required to obtain substitute space following eviction from the Subleased Premises by Landlord, (iii) reasonable, actually incurred moving expenses, and (iv) reasonable, actually incurred broker expenses and attorneys’ fees. In the event Sublessee is evicted from the Subleased Premises due to a Sublessor default of the Master Lease, Sublessee shall have the right to use the furniture/personal property listed in Exhibit B at Sublessee’s replacement premises. The foregoing indemnity shall survive the expiration or earlier termination of this Sublease. In addition, Sublessor shall not voluntarily terminate the Master Lease during the Term unless and until Landlord has agreed in writing to continue this Sublease in full force and effect as a direct lease between Landlord and Sublessee upon and subject to all of the terms, covenants and conditions of this Sublease for the balance of the Term hereof. If Landlord so consents, Sublessee shall attorn to Landlord in connection with any such voluntary

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termination and shall execute an attornment agreement in such form as may reasonably be requested by Landlord; provided, however, that the attornment agreement does not materially adversely affect the use by Sublessee of the Subleased Premises in accordance with the terms of this Sublease, materially increase Sublessee’s obligations under this Sublease or materially decrease Sublessee’s rights under this Sublease.

C. Sublessee shall peacefully have, hold and enjoy the Subleased Premises, subject to the terms and conditions of this Sublease, provided that Sublessee pays all rent and performs all of Sublessee’s covenants and agreements contained therein. In the event, however, that Sublessor defaults in the performance or observance of any of Sublessor’s obligations under the Master Lease to the extent not made the obligation of Sublessee hereunder, or fails to perform Sublessor’s stated obligations under this Sublease to enforce, for Sublessee’s benefit, Landlord’s obligations under the Master Lease, then Sublessee shall give Sublessor notice specifying in what manner Sublessor has defaulted, and if such default shall not be cured by Sublessor within thirty (30) days thereafter (except that if such default cannot be cured within said thirty (30)-day period, this period shall be extended for an additional reasonable time, provided that Sublessor commences to cure such default within such thirty (30)-day period and proceeds diligently thereafter to effect such cure as quickly as possible), then in addition, Sublessee shall be entitled, at Sublessee’s option, to cure such default and promptly collect from Sublessor Sublessee’s reasonable expenses in so doing (including, without limitation, reasonable attorneys’ fees and court costs). Sublessee shall not be required, however, to wait the entire cure period described herein if earlier action is required to comply with the Master Lease or with any applicable governmental law, regulation or order.

D. Sublessor and Landlord shall not amend or modify the Master Lease in any way so as to materially or adversely affect Sublessee or its interest hereunder, materially increase Sublessee’s obligations hereunder or materially restrict Sublessee’s rights hereunder, without the prior written consent of Sublessee, which may be withheld in Sublessee’s sole discretion.

E. Sublessor hereby acknowledges that Sublessor’s failure to pay the rent and other sums owing by Sublessor to Landlord under the Master Lease will cause Sublessee to incur damages, costs and expenses not contemplated by this Sublease, especially in those cases where Sublessee has paid sums to Sublessor hereunder which correspond in whole or in part to the amounts owing by Sublessor to Landlord under the Master Lease. Accordingly, Sublessee shall have the right to pay all rent and other sums owing by Sublessee to Sublessor hereunder for those items which also are owed by Sublessor to Landlord under this Sublease directly to Landlord on the following terms and conditions: (i) Sublessee reasonably believes that Sublessor has failed to make any payment required to be made by Sublessor to Landlord under the Master Lease and Sublessor fails to provide adequate proof of payment within two (2) business days after Sublessee’s written demand requesting such proof; (ii) Sublessee shall not prepay any amounts owing by Sublessee without the consent of Sublessor; (iii) Sublessee shall provide to Sublessor concurrently with any payment to Landlord reasonable evidence of such payment; and (iv) if Sublessor notifies Sublessee that it disputes any amount demanded by Landlord, Sublessee shall not make any such payment to Landlord unless Landlord has provided a three-day notice to pay such amount or forfeit the Master Lease.

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Exhibit A

Master Lease

10

OFFICE LEASE

KILROY REALTY

301 BRANNAN STREET

KILROY REALTY, L.P.,

a Delaware limited partnership

as Landlord,

and

STUMBLEUPON, INC.,

a Delaware corporation,

as Tenant.

KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

(i)	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

(ii)	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

Page(s)

Abatement Event	28
Accountant	24
Additional Notice	28
Additional Rent	15
Additional Transfer	46
Alterations	30
Applicable Laws	61
Bank	54
Bank Prime Loan	62
Bankruptcy Code	54
Bank’s Credit Rating Threshold	54
Base Building	30
Base Rent	14
Base Year	15
BOMA	8
Brokers	69
BS/BS Exception	29
Building	6
Building Common Areas	7
Building Hours	26
Building Structure	29
Building Systems	29
Business Hours	26
CC&Rs	25
City	60
Common Areas	6
Comparable Buildings	2
Contemplated Effective Date	45
Contemplated Transfer	45
Contemplated Transfer Space	45
Cosmetic Alterations	24
Cost Pools	22
Damage Termination Date	40
Damage Termination Notice	40
Direct Expenses	15
Economic Terms	9
Eligibility Period	28
Environmental Laws	71
Environmental Permits	72
Estimate	23
Estimate Statement	23
Estimated Excess	23
Excess	22
Exercise Notice	12
Expense Year	15

(i)	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

Page(s)

Exterior Signage	60
First Offer Commencement Date	10
First Offer Notice	9
First Offer Space	8
First Offer Term	10
Force Majeure	66
Hazardous Material(s)	71
Holidays	26
HVAC	26
Identification Requirements	70
Initial Lease Commencement Date	2, 10
Initial Notice	28
Initial Premises	1
Initial Premises Allowance	5
Intention to Transfer Notice	45
Interest Rate	62
Interim Lease	8
Landlord	1
Landlord Parties	34
Landlord Repair Notice	39
Landlord Response Date	12
Landlord Response Notice	12
Landlord’s Option Rent Calculation	12
L-C	53
L-C Amount	54
L-C Draw Event	54
L-C Expiration Date	54
L-C FDIC Replacement Notice	55
Lease	1
Lease Expiration Date	10
Lease Term	10
Lease Year	11
Lines	70
Market Rate Schedule	12
Must-Take Lease Commencement Date	2
Must-Take Space	2
Must-Take Space Allowance	5
Net Worth	47
Neutral Arbitrator	13
Notices	67
Objectionable Name or Logo	60
Operating Expenses	15
Option Rent	12
Option Term	11
Original Tenant	8
Other Improvements	73
Outside Agreement Date	12

(ii)	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

Page(s)

Permitted Chemicals	71
Permitted Transferee	47
Permitted Transferee Assignee	47
Permitted Use	4
Premises	6
Project	6
Project Common Areas	7
Proposition 13	20
Provider	73
Renovations	70
Rent Abatement	14
Rent Abatement Period	14
Rent	15
Required Removable Cost Cap	32
Required Removable Cost Estimate	32
Required Removable Election Notice	32
Required Removable Excess Cost Notice	32
Required Removable Work	32
Required Removables	32
Review Period	24
ROFO Superior Right Holders	8
Security Deposit Laws	58
Six Month Period	45
SNDA	50
Statement	22
Subject Space	42
Sublandlord	11
Sublease	11
Summary	1
Superior Holders	49
Target Restoration Date	40
Target Restoration Notice	40
Tax Expenses	19
TCCs	6
Tenant	1
Tenant Parties	34
Tenant’s Option Rent Calculation	12
Tenant’s Share	21
Tenant’s Signage Costs	60
Third Party Contractor	37
Transfer	46
Transfer Notice	42
Transfer Premium	44
Transferee	42
Transfers	42
Utilities Base Year	22
Utilities Costs	21
Work Letter	6

(iii)	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

301 BRANNAN STREET

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), and STUMBLEUPON, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE			DESCRIPTION

1.	Date:		December 15, 2011.

2.	Premises:

	2.1	Building:	That certain office building (the “Building”) located at 301 Brannan Street, San Francisco, California 94107, which Building contains approximately 74,430 rentable square feet of space.

	2.2	Premises:	Initially, approximately 25,222 rentable square feet of space, consisting of approximately 12,489 rentable square feet located on the second (2nd) floor and approximately 12,733 rentable square feet located on the third (3rd) floor of the Building, and commonly known as Suites 200 and 300, respectively, as further depicted on Exhibit A-l to the Office Lease (the “Initial Premises”).

Upon the occurrence of the “Must-Take Lease Commencement Date,” as such term is set forth in Section 1.1.4 below, the Premises shall automatically be increased to include approximately 37,630 rentable square feet of space, consisting of approximately 12,541 rentable square feet located on the fourth (4th) floor, approximately 12,541 rentable square feet located on the fifth (5th) floor, and approximately 12,548 rentable square feet located on the sixth (6th) floor of the Building, and commonly known as Suites 400, 500, and 600, respectively, subject to adjustment in

301 BRANNAN	KILROY REALTY
STREET	301 BRANNAN STREET
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accordance with the terms and conditions of Section 1.2 of this Lease, as further depicted on Exhibit A-2 to the Lease (the “Must-Take Space”), thereby increasing the Premises to a total of approximately 62,852 rentable square feet of space, subject to adjustment in accordance with the terms and conditions of Section 1.2 of this Lease.

	2.3	Project:	The Building is the principal component of an office project known as “301 Brannan Street,” as further set forth in Section 1.1.2 of this Lease.

3.	Lease Term (Article 2):

	3.1	Length of Term:	Sixty-three (63) full months.

	3.2	Lease Commencement Date:	With respect to the Initial Premises, the earlier to occur of (i) the date which is one hundred twenty (120) days after the date on which this Lease is mutually executed and delivered, and (ii) April 1, 2012 (the “Initial Lease Commencement Date”).

With respect to the Must-Take Space, July 1, 2014 (the “Must-Take Lease Commencement Date”), subject to the terms of Section 1.1.4 of this Lease.

	3.3	Lease Expiration Date:	The last day of the sixty-third (63rd) full calendar month following the Initial Lease Commencement Date. By way of example only, if the Initial Lease Commencement Date were March 15, 2012, then the Lease Expiration Date would be June 30, 2017; and if the Initial Lease Commencement Date were April 1, 2012, then the Lease Expiration Date would also be June 30, 2017.

	3.4	Option Term(s):	One (1) five (5)-year option to renew, as more particularly set forth in Section 2.2 of this Lease.

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4.	Base Rent (Article 3):

4.1	Base Rent for the Initial Premises:

Period During Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Annual Rental Rate per Rentable Square Foot
Lease Year 1 *	$1,134,990.00	$94,582.50	$45.00
Lease Year 2	$1,160,212.00	$96,684.33	$46.00
Lease Year 3	$1,185,434.00	$98,786.16	$47.00
Lease Year 4	$1,210,656.00	$100,888.00	$48.00
Lease Year 5	$1,235,878.00	$102,989.83	$49.00
Lease Year 6 - Lease Expiration Date	$1,261,100.00	$105,091.66	$50.00

*	Tenant’s obligations to pay the Monthly Installment of Base Rent with respect to the Initial Premises shall be subject to the terms and conditions of Section 3.2 of this Lease.

4.2	Base Rent for the Must-Take Space:

Period During Lease Term	Annual Base Rent*	Monthly Installment of Base Rent*	Annual Rental Rate per Rentable Square Foot
Must-Take Space Commencement Date - last day of Lease Year 3	$1,768,610.00	$147,384.16	$47.00
Lease Year 4	$1,806,240.00	$150,520.00	$48.00
Lease Year 5	$1,843,870.00	$153,655.83	$49.00
Lease Year 6 - Lease Expiration Date	$1,881,500.00	$156,791.66	$50.00

*	The amount of Annual Base Rent and the Monthly Installment of Base Rent with respect to the Must-Take Space shall be subject to adjustment in accordance with the terms and conditions of Section 1.2 of this Lease.

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5.	Base Year (Article 4):	With respect to the Initial Premises: Calendar year 2012.

With respect to the Must-Take Space: Calendar year 2014.

6.	Tenant’s Share (Article 4):	With respect to the Initial Premises: Approximately 33.8868%.

With respect to the Must-Take Space: Approximately 50.5575%, subject to adjustment in accordance with the terms and conditions of Section 1.2 of this Lease.

7.	Permitted Use (Article 5):	Tenant shall use the Premises solely for general office use and uses incidental thereto consistent with a first-class office building Project (the “Permitted Use”); provided, however, that notwithstanding anything to the contrary set forth hereinabove, and as more particularly set forth in the Lease, Tenant shall be responsible for operating and maintaining the Premises pursuant to, and in no event may Tenant’s Permitted Use violate, (A) Landlord’s “Rules and Regulations,” as that term is set forth in Article 5 of this Lease, (B) all “Applicable Laws,” as that term is set forth in Article 24 of this Lease, and (C) all applicable zoning, building codes.

8.	Letter of Credit (Article 21):	$900,000.00, subject to the terms and conditions of Article 21 of this Lease.

9.	Parking Pass Ratio (Article 28):	One (1) unreserved parking pass for every 2,500 rentable square feet of the Premises (i.e., the Initial Premises until the Must-Take Lease Commencement Date, and thereafter the entire Premises).

10.	Address of Tenant (Section 29.18):	StumbleUpon, Inc. 301 Brannan Street, Suite 500 San Francisco, California 94107 Attention: Mark Bartels (Prior to and after Initial Lease Commencement Date)

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11.	Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

12.	Broker (Section 29.24):	Cornish & Carey Commercial Newmark Knight Frank One Bush Street, Suite 400 San Francisco, California 94104

13.	Improvement Allowance (Section 2 of Exhibit B):	$1,196,827.00, consisting of the “Initial Premises Allowance” and the “Must-Take Space Allowance,” as such terms are defined below.

“Initial Premises Allowance”: $38.50 per rentable square foot.

“Must-Take Space Allowance”: $6.00 per rentable square foot.

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ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Initial Premises is set forth in Exhibit A-1 attached hereto and the outline of the Must-Take Space is set forth in Exhibit A-2 attached hereto (as used herein, the term “Premises” shall refer to both the Initial Premises and the Must-Take Space). Each floor or floors of the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (the “TCCs”) herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such TCCs by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the access ways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Work Letter attached hereto as Exhibit B (the “Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Work Letter. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair.

1.1.2 The Building and The Project. The Premises is a part of the building set forth in Section 2.1 of the Summary (the “Building”). The Building is the principal component of an office project known as “301 Brannan Street.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, and (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located.

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas” (as both of those terms are defined below). The term “Project Common Areas,” as used in this Lease, shall mean

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the portion of the Project designated as such by Landlord. The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The Common Areas shall include, without limitation, common utilities and communications closets, conduits and chases, public or common lobbies, hallways, stairways, elevators and common walkways, and if the portion of the Premises on any floor includes less than the entire floor, then the common toilets, corridors and elevator lobby of such floor, as well as the loading areas, pedestrian sidewalks, landscaped areas, trash enclosures and other areas or facilities, if any, which are located in or on the Property. The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord (but shall at least be consistent with the manner in which the common areas of the “Comparable Buildings” (as that term is defined in Exhibit H to this Lease) are maintained and operated) and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time, provided that such rules, regulations and restrictions do not unreasonably interfere with the rights granted to Tenant under this Lease and the permitted use granted under Section 5.1, below. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that no such changes shall be permitted which materially reduce Tenant’s rights or access hereunder. Except when and where Tenant’s right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Premises, the Building, and the Project parking facility twenty-four (24) hours per day, seven (7) days per week during the “Lease Term,” as that term is defined in Section 2.1, below.

1.1.4 Must-Take Space. As of the Must-Take Lease Commencement Date, the Premises shall be expanded to include the rentable square footage of the “Must-Take Space,” as that term is defined in Section 1.1.4.1. below, as set forth in this Section 1.1.4 and this Lease.

1.1.4.1 Description of the Must-Take Space. The “Must-Take Space,” as used in this Lease, shall consist of the office space set forth in Section 2.2 of the Summary.

1.1.4.2 Delivery of the Must-Take Space. Notwithstanding anything in this Lease to the contrary, Tenant hereby acknowledges that Landlord shall deliver the Must-Take Space to Tenant, and Tenant shall accept delivery of the Must-Take Space from Landlord, on the Must-Take Lease Commencement Date, as set forth in Section 3.2 of the Summary. Upon the Must-Take Lease Commencement Date, Landlord shall deliver, and Tenant shall accept, the Must Take Space in its currently existing “as is” condition, subject to reasonable wear and tear that occurs following the full execution and delivery of this Lease.

1.1.4.3 Rent and Term. The Must-Take Space shall become part of the Premises for all purposes hereunder, and, except as otherwise provided in this Section 1.1.4, shall be subject to every term and condition of this Lease and accordingly, the base rent and additional rent for the Must-Take Space shall be at the same rate, and shall thereafter be escalated in the same manner, as the then current “Base Rent” and “Additional Rent,” as those terms are defined in Article 3 and Section 4.1 of this Lease, respectively, for the Initial Premises, as such Base Rent and Additional Rent are adjusted and escalated pursuant to the terms of this Lease. Furthermore, for purposes of

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calculating Tenant’s obligations under Article 4 of this Lease, Tenant’s Share of Building Direct Expenses shall be as set forth in Section 6 of the Summary; provided, however, the Base Year applicable to the Must Take Space shall be as set forth in Section 5 of the Summary with respect to the Must Take Space. The lease term for the Must-Take Space shall commence, and, as set forth in Section 4 of the Summary, Tenant shall commence payment of the Base Rent and the Additional Rent for the Must-Take Space, upon the Must Take Commencement Date, and the lease term for the Must-Take Space shall expire upon the Lease Expiration Date.

1.1.4.4 Improvement of Must-Take Space. Subject to the terms of the Work Letter, Tenant shall accept the Must-Take Space in its then existing “as is” condition.

1.1.4.5 Other Terms. Except as specifically set forth in this Lease, as of the Must-Take Space Commencement Date, all other terms of this Lease shall apply to the Must-Take Space as though the Must-Take Space was originally part of the Premises. At any time after the Must-Take Space Commencement Date during the remainder of the Lease Term, Landlord may deliver to Tenant a notice in the form of Exhibit F attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof.

1.2 Stipulation of Rentable Square Feet of Premises and Building. For purposes of this Lease, “rentable square feet” and “usable square feet” of the Premises and the Building, as the case may be, shall be shall be calculated pursuant to the Standard Method of Measuring Floor Area in Office Buildings, ANSI Z65 - 1996, and its accompanying guidelines (collectively, “BOMA”). Landlord and Tenant hereby stipulate and agree that the rentable area of the Building is as set forth in Section 2.1 of the Summary, and the rentable area of the Premises is as set forth in Section 2.2 of the Summary.

1.3 Right of First Offer.

1.3.1 In General. During the initial Lease Term, Landlord grants the original tenant named in this Lease (the “Original Tenant”) and any Permitted Transferee, an ongoing right of first offer with respect to any space that becomes available for lease on the ground floor of the Building (the “First Offer Space”). Notwithstanding the foregoing, such first offer right of Tenant shall be subject to the rights of any existing tenant of the First Offer Space to renew or extend the term of its lease, regardless of whether such rights are executed strictly in accordance with their respective terms or pursuant to lease amendments or new leases (all such tenants under existing leases of the First Offer Space, collectively, the “ROFO Superior Right Holders”). In addition, if Tenant, following its receipt of a “First Offer Notice,” as that term is defined in Section 1.3.2 of this Lease, below, fails to exercise its right to lease all or any portion of the First Offer Space, then Landlord shall have a right to enter into an interim lease (an “Interim Lease”) with a third party with respect to such space (i.e., the space set forth in the First Offer Notice), and Tenant’s right of first offer as set forth in this Section 1.3 shall be subordinate to all of the rights of the tenant under the Interim Lease with respect to (i) any renewal or extension of any Interim Lease for the First Offer Space, irrespective of whether any such renewals or extensions are pursuant to existing rights in such lease or subsequently granted rights or agreements, and

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regardless of whether such renewals or extensions are consummated pursuant to a lease amendment or a new lease, and (ii) any expansion rights which were set forth in the “First Offer Notice” (as that term is defined in Section 1.3.2 below), irrespective of whether such expansion rights are pursuant to existing rights in such lease or subsequently granted rights or agreements, and regardless of whether such expansion is consummated pursuant to a lease amendment or a new lease, and such tenant shall be deemed a ROFO Superior Right Holder solely with respect to the rights described in the foregoing items (i) and (ii).

1.3.2 Procedure for Offer. Landlord shall notify Tenant in writing (the “First Offer Notice”) when and if the First Offer Space or any portion thereof becomes available for lease to third parties, as determined by Landlord, provided that no ROFO Superior Right Holder wishes to lease such space. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the First Offer Space. A First Offer Notice shall describe the First Offer Space so offered to Tenant and shall set forth the Base Rent payable by Tenant for the First Offer Space, the lease term for the First Offer Space (including the anticipated “First Offer Commencement Date,” as that term is defined in Section 1.3.5 below), and the other economic terms upon which Landlord is willing to lease the First Offer Space to Tenant.

1.3.3 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in a First Offer Notice, then within five (5) business days of delivery of such First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s irrevocable exercise of its right of first offer with respect to the entire space described in such First Offer Notice on the terms contained therein. If Tenant does not notify Landlord within the five (5) business day period set forth above, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any “Economic Terms” (as that term is defined below) Landlord desires, provided, however, if Landlord (A) has not entered into a lease with respect to such First Offer Space within one hundred eighty (180) days after the date of the First Offer Notice, or (B) desires to enter into a lease of such First Offer Space with a third party on Economic Terms that are more than ten percent (10%) more favorable to such third party than the most favorable Economic Terms offered by Landlord to Tenant in the First Offer Notice (with reasonable and appropriate adjustments made to such Economic Terms to account for any difference in the length of the offered lease terms for the First Offer Space), then Landlord shall deliver another First Offer Notice to Tenant with respect to such First Offer Space (and, if applicable, such First Offer Notice to Tenant shall contain the more favorable Economic Terms) prior to entering into a lease of such First Offer Space with a third party. Tenant shall have the same rights with respect to such First Offer Notice as it had with respect to the initial First Offer Notice. As used in this Section 1.3, “Economic Terms” shall refer to the net, aggregated cost to Tenant or another party, on a present value basis, of the effect of the following terms for any particular First Offer Space: (i) the rental rate (including additional rent and considering any “base year” or “expense stop” applicable thereto); (ii) the amount of any improvement allowance or the value of any work to be performed by Landlord in connection with the lease of such First Offer Space (which amount is a deduction from the cost to Tenant or such other party); and (iii) the amount of free rent (which amount is a deduction from the cost to Tenant or such other party). Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

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1.3.4 Construction In First Offer Space. Tenant shall take the First Offer Space in its then-existing “as is” condition. The construction of improvements in the First Offer Space shall comply with the terms of Article 8 of this Lease.

1.3.5 Amendment to Lease. If Tenant timely exercises Tenant’s right to lease First Offer Space as set forth herein, then within fifteen (15) days thereafter, Landlord and Tenant shall execute an amendment to this Lease or a separate lease for such First Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Section 1.3.5. Notwithstanding the foregoing, an otherwise valid exercise of Tenant’s right of first offer shall be of full force and effect irrespective of whether such amendment or new lease is timely signed by Landlord and Tenant. Tenant shall commence payment of Rent for the First Offer Space, and the term of the First Offer Space shall commence upon the date of delivery of the First Offer Space to Tenant (the “First Offer Commencement Date”) and shall terminate upon the date set forth in the First Offer Notice (the period commencing on the First Offer Commencement Date and ending upon the date set forth in the First Offer Notice shall be referred to herein as the “First Offer Term”).

1.3.6 Termination of Right of First Offer. The rights contained in this Section 1.3 shall be personal to the Original Tenant and any Permitted Transferee, and may only be exercised by the Original Tenant and any Permitted Transferee (and not by any other assignee, sublessee or other transferee of Tenant’s interest in the Lease) if the Original Tenant occupies at least three (3) full floors in the Building (whether under this Lease and/or the existing “Sublease” (as that term is defined in Section 2.1 below)) as of the date of the attempted exercise of the right of first offer by Tenant and as of the scheduled date of delivery of such First Offer Space to Tenant. Tenant shall not have the right to lease First Offer Space, as provided in this Section 1.3, if, as of the date of the attempted exercise of any right of first offer by Tenant, or, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease beyond the applicable notice and cure periods provided in this Lease or Tenant has previously been in default under this Lease beyond any applicable notice and cure period set forth in this Lease more than once during the prior twelve (12) month period.

ARTICLE 2

LEASE TERM; OPTION TERM

2.1 Lease Term. The TCCs and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Initial Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. Tenant shall have the right to occupy the Initial Premises for the conduct of Tenant’s business prior to the Initial Lease Commencement Date, provided that (i) Tenant shall give Landlord at least five (5) days’ prior notice of any such occupancy of the Initial Premises, (ii) a certificate of occupancy, temporary certificate of occupancy, or its legal equivalent shall have been issued by the appropriate governmental authorities for the Initial Premises, and (iii) all of the terms and conditions of this Lease shall apply, other than Tenant’s obligation to pay “Rent” (as that term is defined below), as though the Initial Lease Commencement Date had

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occurred (although the Initial Lease Commencement Date shall not actually occur until the occurrence of the same pursuant to the terms of Section 3.2 of the Summary) upon such occupancy of the Initial Premises by Tenant. Tenant acknowledges that Tenant currently occupies the Must-Take Space pursuant to that certain Sublease dated as of December 8, 2010, as amended by the certain First Amendment to Sublease dated as of June 23, 2011 (together, the “Sublease”) by and between Slide, Inc., a Delaware corporation, as predecessor-in-interest to Google, Inc., a Delaware corporation (“Sublandlord”), as sublandlord, and Tenant, as subtenant. The term of the Sublease of the Must-Take Space is scheduled to expire on May 31, 2014. The term of Sublandlord’s lease of the Must-Take Space is scheduled to expire on June 30, 2014, which is after the expiration of the Sublease but prior to the Must-Take Lease Commencement Date. Accordingly, Tenant hereby agrees that (i) Tenant shall be solely responsible for making arrangements with Sublandlord regarding Tenant’s continued occupancy of the Must-Take Space prior to the Must-Take Lease Commencement Date, and (ii) if Landlord does not tender possession of the Must-Take Space to Tenant on or before the Must-Take Lease Commencement Date or any other particular date, for any reason whatsoever (including, without limitation, if Sublandlord retakes possession of the Must-Take Space prior to the Must-Take Lease Commencement Date and thereafter holds over in the Must-Take Space), Landlord shall not be liable for any damage thereby, and this Lease shall not be void or voidable thereby, in which case Base Rent shall not commence to be payable with respect to the Must-Take Space until Landlord tenders possession of the Must-Take Space to Tenant. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Initial Lease Commencement Date and end on the last day of the month in which the first anniversary of the Initial Lease Commencement Date occurs and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit F, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof.

2.2 Option Term.

2.2.1 Option Right. Landlord hereby grants the Original Tenant and its “Permitted Transferee Assignee,” as that term is set forth in Section 14.8 of this Lease, one (1) option to extend the Lease Term for the entire Premises by a period of five (5) years (the “Option Term”). Such option shall be exercisable only by Notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Notice, (i) Tenant is not then in default under this Lease (beyond any applicable notice and cure periods provided under this Lease), (ii) Tenant has not been in default under this Lease (beyond any applicable notice and cure periods provided under this Lease) more than once during the prior twelve (12) month period, and (iii) Tenant has not been in default under this Lease (beyond any applicable notice and cure periods provided under this Lease) more than three (3) times during the Lease Term. Upon the proper exercise of such option to extend, and provided that, as of the end of the Lease Term, (A) Tenant is not in default under this Lease (beyond any applicable notice and cure periods provided under this Lease), (B) Tenant has not been in default under this Lease (beyond any applicable notice and cure periods provided under this Lease) more than once during the prior twelve (12) month period, and (C) Tenant has not been in default under this

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Lease (beyond any applicable notice and cure periods provided under this Lease) more than three (3) times during the Lease Term, then the Lease Term, as it applies to the entire Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall only be exercised by the Original Tenant or its Permitted Transferee Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if Original Tenant and/or its Permitted Transferee Assignee is in occupancy of at least three (3) full floors in the Building (whether under this Lease and/or the existing Sublease).

2.2.2 Option Rent. The Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the “Market Rent,” as that term is defined in, and determined pursuant to, Exhibit H attached hereto; provided, however, that the Market Rent for each Lease Year during the Option Term, shall be equal to the amount set forth on a “Market Rate Schedule,” as that term is defined below. The “Market Rate Schedule” shall be derived from the Market Rent for the Option Term as determined pursuant to Exhibit H, attached hereto, as follows: (i) the Market Rent for the first Lease Year of the Option Term shall be equal to the sum of (a) the Market Rent, as determined pursuant to Exhibit H, (b) the amount of Direct Expenses applicable to the Premises, as reasonably determined by Landlord, for the calendar year in which the Option Term commences, and (c) an amount equal to the monthly amortization reimbursement payment for the “Renewal Allowance” (as defined in Section 3 of Exhibit H to this Lease) to be paid by Landlord in connection with Tenant’s lease of the Premises for the Option Term, with such Renewal Allowance being amortized at a reasonable rate of return to Landlord based on the rates of return then being received by the landlords of the “Comparable Buildings” as that term is set forth in Section 4 of Exhibit H attached hereto, in connection with improvement allowances then be granted by such landlords, and (ii) the Market Rent for each subsequent Lease Year shall be equal to the prior Lease Year’s Market Rent plus an amount equal to $1.00 per rentable square foot of the Premises.

2.2.3 Exercise of Option. The option contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the manner set forth in this Section 2.2. Tenant shall deliver notice (the “Exercise Notice”) to Landlord not more than twelve (12) months nor less than nine (9) months prior to the expiration of the initial Lease Term or initial Option Term, as applicable, stating that Tenant is exercising its option. Concurrently with such Exercise Notice, Tenant shall deliver to Landlord Tenant’s calculation of the Market Rent (the “Tenant’s Option Rent Calculation”). Landlord shall deliver notice (the “Landlord Response Notice”) to Tenant within thirty (30) days after receipt of Tenant’s Exercise Notice (the “Landlord Response Date”), stating that (A) Landlord is accepting Tenant’s Option Rent Calculation as the Market Rent, or (B) rejecting Tenant’s Option Rent Calculation and setting forth Landlord’s calculation of the Market Rent (the “Landlord’s Option Rent Calculation”). Within ten (10) business days of its receipt of the Landlord Response Notice, Tenant may, at its option, accept the Market Rent contained in the Landlord’s Option Rent Calculation. If Tenant does not affirmatively accept or Tenant rejects the Market Rent specified in the Landlord’s Option Rent Calculation, the parties shall follow the procedure set forth in Section 2.2.4 below, and the Market Rent shall be determined in accordance with the terms of Section 2.2.4 below.

2.2.4 Determination of Market Rent. In the event Tenant objects or is deemed to have objected to the Market Rent, Landlord and Tenant shall attempt to agree upon the Market Rent using reasonable good-faith efforts. If Landlord and Tenant fail to reach

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agreement within thirty (30) days following Tenant’s objection or deemed objection to the Landlord’s Option Rent Calculation (the “Outside Agreement Date”), then, within two (2) business days following such Outside Agreement Date, (x) Landlord may reestablish the Landlord’s Option Rent Calculation by delivering written notice thereof to Tenant, and (y) Tenant may reestablish the Tenant’s Option Rent Calculation by delivering written notice thereof to Tenant. If Landlord and Tenant thereafter fail to reach agreement within seven (7) business days of the Outside Agreement Date, then in connection with the Option Rent, Landlord’s Option Rent Calculation and Tenant’s Option Rent Calculation, each as most recently delivered to the other party pursuant to the TCCs of this Section 2.2, shall be submitted to the “Neutral Arbitrator,” as that term is defined in Section 2.2.4.1 of this Lease, pursuant to the TCCs of this Section 2.2.4. The submittals shall be made concurrently with the selection of the Neutral Arbitrator pursuant to this Section 2.2.4 and shall be submitted to arbitration in accordance with Section 2.2.4.1 through 2.2.4.4 of this Lease, but subject to the conditions, when appropriate, of Section 2.2.3.

2.2.4.1 Landlord and Tenant shall mutually and reasonably appoint one (1) arbitrator who shall by profession be a real estate broker, appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of first-class, institutionally-owned, comparable commercial properties in the Comparable Area (the “Neutral Arbitrator”). The determination of the Neutral Arbitrator shall be limited solely to the issue of whether Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation, each as submitted to the Neutral Arbitrator pursuant to Section 2.2.4, above, is the closest to the actual Market Rent as determined by such Neutral Arbitrator, taking into account the requirements of Section 2.2.2 of this Lease. Such Neutral Arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date. Neither the Landlord or Tenant or either party’s arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior to, or subsequent to, his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

2.2.4.2 The Neutral Arbitrator shall, within thirty (30) days of his/her appointment, reach a decision as to Market Rent and determine whether the Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation, each as submitted to the Neutral Arbitrator pursuant to Section 2.2.4, above, is closest to Market Rent as determined by such Neutral Arbitrator and simultaneously publish a ruling (“Award”) indicating whether Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation is closest to the Market Rent as determined by such Neutral Arbitrator. Following notification of the Award, the Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation, whichever is selected by the Neutral Arbitrator as being closest to Market Rent, shall become the then applicable Option Rent.

2.2.4.3 The Award issued by such Neutral Arbitrator shall be binding upon Landlord and Tenant.

2.2.4.4 If Landlord and Tenant fail to appoint the Neutral Arbitrator within fifteen (15) days after the applicable Outside Agreement Date, either

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party may petition the presiding judge of the Superior Court of San Francisco County to appoint such Neutral Arbitrator subject to the criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Neutral Arbitrator.

The cost of the Neutral Arbitrator shall be paid by Landlord and Tenant equally.

ARTICLE 3

BASE RENT

3.1 In General. Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever, except as otherwise provided in Section 6.5 of this Lease. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any such fractional month shall accrue on a daily basis during such fractional month and shall total an amount equal to the product of (i) a fraction, the numerator of which is the number of days in such fractional month and the denominator of which is the actual number of days occurring in such calendar month, and (ii) the then-applicable Monthly Installment of Base Rent. All other payments or adjustments required to be made under the TCCs of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2 Abated Base Rent. Provided that no event of monetary default (beyond any applicable notice and cure periods) is then occurring, during the first three (3) months of the Lease Term after the Initial Lease Commencement Date (collectively, the “Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Initial Premises for such Rent Abatement Period (the “Rent Abatement”). Tenant acknowledges and agrees that notwithstanding such Rent Abatement, such abatement of Base Rent shall have no effect on the calculation of any future increases in Base Rent, Operating Expenses or Tax Expenses payable by Tenant pursuant to the terms of this Lease, which increases shall be calculated without regard to such abatement of Base Rent or corresponding abatement periods. Such Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the rental and performing the terms and conditions otherwise required under this Lease. In the event of a default by Tenant under the terms of this Lease that results in early termination pursuant to the provisions of Article 19 below, then as a part of Landlord’s exercise of its remedies as set forth in Section 19.2 below, Landlord shall be entitled to make a claim to recover the monthly Base Rent that was abated under the provisions of this Section 3.2.

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ARTICLE 4

ADDITIONAL RENT

4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2, respectively, of this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the TCCs of this Lease, are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Base Year” shall mean the period set forth in Section 5 of the Summary.

4.2.2 “Direct Expenses” shall mean “Operating Expenses,” “Tax Expenses” and “Utilities Costs.”

4.2.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof, in accordance with sound real estate management and accounting principles, consistently applied. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of operating, repairing, maintaining, replacing, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management fees (subject to the terms of subsection (o) below), consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance, replacement,

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renovation and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space which may be located outside the Project (provided, however, that to the extent such management office space serves other projects in addition to the Project, then the amount of such fair rental value included in Operating Expenses hereunder shall be prorated based on the square footage of the Project vis-a-vis the square footage of other projects also managed from such management office space); (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons (other than persons generally considered to be higher in rank than the position of “Senior Asset Manager”) engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project, provided that such costs under such instrument are not otherwise excluded as an Operating Expense hereunder; (x) operation, repair, maintenance, renovation and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial (provided to the Common Areas), alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and repair of curbs and walkways, and repair to roofs; (xii) amortization of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof (which amortization calculation shall include interest at the “Interest Rate,” as that term is set forth in Article 25 of this Lease); (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are reasonably intended to effect economies in the operation or maintenance of the Project, to the extent of cost savings reasonably anticipated by Landlord at the time of such expenditure to be incurred in connection therewith, (B) that are required to comply with present or anticipated conservation programs or to otherwise further sustainability measures, or (C) that are required under any governmental law or regulation by a federal, state or local governmental agency, except for capital repairs, replacements or other improvements to remedy a condition existing prior to the Lease Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Lease Commencement Date, would have then required to be remedied pursuant to then-current governmental laws or regulations in their form existing as of the Lease Commencement Date and pursuant to the then-current interpretation of such governmental laws or regulations by the applicable governmental authority as of the Lease Commencement Date; provided, however, that any capital expenditure shall be amortized with interest at the Interest Rate over (X) its useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting principles, or (Y) with respect to those items included under item (A) above, their recovery/payback period as Landlord shall reasonably determine in accordance with sound real estate management and accounting principles; provided, however, those costs set forth in item (A) above shall be amortized over the recovery/payback period reasonably determined by Landlord; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below; and (xv) except to the extent set forth in the last paragraph of this Section 4.2.4. below, costs of any additional services not provided to the Building and/or the Project as of the Lease Commencement Date but which are thereafter provided by Landlord in connection with its

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prudent management of the Building and/or the Project. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a) costs, including marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

(b) except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest;

(c) costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier (excepting deductibles) or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d) any bad debt loss, rent loss, or reserves;

(e) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord’s general corporate overhead and general and administrative expenses;

(f) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project (provided that the wages and benefits of all Project management personnel shall be prorated based on the square footage of the Project vis-a-vis the square footage of other projects also managed by such personnel); provided, however, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Senior Asset Manager;

(g) amount paid as ground rental for the Project by the Landlord;

(h) overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

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(i) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge or parking attendant at the Project shall be includable as an Operating Expense;

(j) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(k) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

(m) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(n) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(o) fees payable by Landlord for management of the Project in excess of three and one-half percent (3.5%) of Landlord’s gross revenues, adjusted and grossed up to reflect a one hundred percent (100%) occupancy of the Project with all tenants paying full rent, as contrasted with free rent, half-rent and the like, including base rent, pass-throughs, and parking fees from the Project for any calendar year or portion thereof;

(p) costs of any penalty or fine incurred by Landlord due to Landlord’s violation of any federal, state or local law or regulation;

(q) costs to the extent arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services; and

(r) costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which hazardous material was in existence in the Building or on the Project prior to the date hereof, or is brought into the Building or onto the Project after the date hereof by Landlord or any other party other than Tenant or any of the “Tenant Parties” (as that term is defined below).

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If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least ninety-five percent (95%) occupied during all or a portion of the Base Year or any Expense Year, Landlord may elect to make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Notwithstanding anything to the contrary set forth in this Article 4, Operating Expenses for the Base Year shall include market-wide cost increases (including utility rate increases) due to extraordinary circumstances, including, but not limited to, Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, or amortized costs; provided, however, that at such time as any such increases in such particular charges, costs or fees are no longer included in Operating Expenses, such increases in such particular charges, costs or fees shall be excluded from the Base Year calculation of Operating Expenses. In no event shall the components of Direct Expenses for any Expense Year related to Tax Expenses be less than the corresponding components of Direct Expenses related to Tax Expenses in the Base Year. Landlord shall not (i) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others and (ii) subject to Landlord’s right to adjust the components of Operating Expenses described above in this paragraph, collect Operating Expenses from Tenant and all other tenants in the Building in an amount in excess of what Landlord incurs for the items included in Operating Expenses.

4.2.5 Taxes.

4.2.5.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall accrue during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof. Tax Expenses for any Expense Year (including a Base Year) shall reflect any reassessment under Proposition 13 as a result of any sale, refinancing or change in ownership of the Project (including, without limitation, the 2011 acquisition of the Project by the Landlord originally named herein); provided that, if any such reassessment has not occurred as of the end of any Expense Year (including a Base Year), then

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Landlord shall retroactively recalculate Tax Expenses for such Expense Year to include any increases in Tax Expenses as a result of such reassessment once such reassessment has occurred.

4.2.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof. Any documentary transfer tax or other similar assessment, tax, fee, levy or charge, upon the consummation of this transaction (as opposed to the Rent payable hereunder) or any document to which Landlord and Tenant are parties, creating or transferring an interest or an estate in the Premises (as opposed to any document executed in connection with a “Transfer” as that term is defined in Section 14.1, below) shall be excluded from Tax Expenses; provided, however, Tenant shall be responsible for any rent tax, sales tax, service tax, transfer tax, value added tax or other applicable tax on the Rent payable hereunder pursuant to Section 4.5.3 below.

4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Except as set forth in Section 4.2.5.4, below, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid as an increase in the Tax Expenses by Tenant included as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord, within thirty (30) days after request from Landlord, Tenant’s Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the TCCs of this Lease. Notwithstanding anything to

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the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.5.4 Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that this Section 4.2.5.4 is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual maximum allowable increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms of Sections 4.2.5.1 through 4.2.5.3, above.

4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.2.7 “Utilities Costs” shall mean all actual charges for utilities for the Building and the Project which Landlord shall pay during any Expense Year, including, but not limited to, the costs of water, sewer and electricity, and the costs of HVAC (including the cost of electricity to operate the HVAC air handlers) and other utilities (but excluding those charges for which tenants directly reimburse Landlord or otherwise pay directly to the utility company) as well as related fees, assessments and surcharges. Utilities Costs shall be calculated assuming the Buildings (and during the period of time when any other office buildings are fully constructed and ready for occupancy and are included by Landlord within the Project), are at least ninety-five percent (95%) occupied. If, during all or any part of any Expense Year, Landlord shall not provide any utilities other than gas and electricity (the cost of which, if provided by Landlord, would be included in Utilities Costs) to a tenant (including Tenant) who has undertaken to provide the same instead of Landlord, Utilities Costs shall be deemed to be increased by an amount equal to the additional Utilities Costs which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense provided such utilities to such tenant. Utilities Costs shall include any costs of utilities which are allocated to the Real Property under any declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the Real Property or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Real Property. Notwithstanding anything to the contrary set forth in this Article 4, Utilities Costs for the Utilities Base Year shall not include any one time special charges, costs or fees or extraordinary charges or costs incurred in the Utilities

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Base Year only, including those attributable to boycotts, embargoes, strikes or other shortages of services or fuel; provided, however, that at such time as any such increases in such particular charges, costs or fees are no longer included in Utilities Costs, such increases in such particular charges, costs or fees shall be excluded from the Utilities Base Year calculation of Utilities Cost. For purposes hereof, the “Utilities Base Year” shall mean the applicable Base Year.

4.3 Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

4.4 Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Direct Expenses for such Expense Year exceeds Tenant’s Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the “Excess”).

4.4.1 Statement of Actual Building Direct Expenses and Payment by Tenant. Landlord shall give to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state in general major categories the Building Direct Expenses incurred or accrued for the Base Year or such preceding Expense Year, as applicable, and which shall indicate the amount of the Excess. Landlord shall use commercially reasonable efforts to deliver such Statement to Tenant on or before May 1 following the end of the Expense Year to which such Statement relates. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Building Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant’s Share of any Building Direct Expenses attributable to any Expense Year which are first billed to Tenant more than one (1) calendar year after the close of the applicable Expense Year, provided that in any event Tenant shall be responsible for Tenant’s Share of Direct Expenses which (x) were levied by any governmental authority or by any public utility companies, and (y) Landlord had not previously received an invoice therefor and which are currently due and owing (i.e., costs invoiced for the first time regardless of the date when the work or service relating to this Lease was performed), at any time following the Lease Expiration Date which are attributable to any Expense Year.

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4.4.2 Statement of Estimated Building Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth in general major categories Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Building Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Building Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Building Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Additional Rent under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant. Throughout the Lease Term Landlord shall maintain books and records with respect to Building Direct Expenses in accordance with generally accepted real estate accounting and management practices, consistently applied.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1 Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2 Intentionally Omitted.

4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, or (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility.

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4.6 Landlord’s Books and Records. Upon Tenant’s written request given not more than ninety (90) days after Tenant’s receipt of a Statement for a particular Expense Year, and provided that Tenant is not then in default under this Lease beyond the applicable cure period provided in this Lease, specifically including, but not limited to, the timely payment of Additional Rent (whether or not the same is subject of the audit contemplated herein), Landlord shall furnish Tenant with such reasonable supporting documentation in connection with said Direct Expenses as Tenant may reasonably request. Landlord shall provide said information to Tenant within forty-five (45) days after Tenant’s written request therefor. Within one hundred eighty (180) days after receipt of a Statement by Tenant (the “Review Period”), if Tenant disputes the amount of Additional Rent set forth in the Statement, an independent certified public accountant (which accountant (A) is a member of a nationally or regionally recognized accounting firm which has previous experience in reviewing financial operating records of landlords of office buildings, (B) is not working on a contingency fee basis [i.e., Tenant must be billed based on the actual time and materials that are incurred by the accounting firm in the performance of the audit], and (C) shall not currently or in the future be providing accounting and/or lease administration services to another tenant in the Building and/or the Project in connection with a review or audit by such other tenant of Direct Expenses), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, audit Landlord’s records with respect to the Statement at Landlord’s corporate offices, provided that (i) Tenant is not then in default under this Lease (beyond any applicable notice and cure periods provided under this Lease), (ii) Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be, and (iii) a copy of the audit agreement between Tenant and its particular auditor has been delivered to Landlord prior to the commencement of the audit. In connection with such audit, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding audits of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such audit. Any audit report prepared by Tenant’s auditors shall be delivered concurrently to Landlord and Tenant within the one hundred eighty (180) day period referenced above. Tenant’s failure to dispute the amount of Additional Rent set forth in any Statement within the Review Period shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such audit, Tenant still disputes such Additional Rent, an audit as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such auditing by the Accountant proves that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such audit shall be paid for by Landlord, and Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount by which the Direct Expenses were overstated. Tenant hereby acknowledges that Tenant’s sole right to audit Landlord’s books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable law to audit such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

-24-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2 Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) medical offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations. Tenant shall not allow occupancy density of use of the Premises which is greater than one (1) person per one hundred twenty-five (125) rentable square feet of the Premises. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect; provided, however, Landlord shall not enforce, change or modify the Rules and Regulations in a discriminatory manner and Landlord agrees that the Rules and Regulations shall not be unreasonably modified or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Tenant’s business or materially increase Tenant’s economic obligations under this Lease. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.

5.3 CC&Rs. As of the date of this Lease, Landlord hereby represents that there are no existing recorded easements, covenants, conditions, or restrictions affecting the Project with which Tenant is required to comply. Notwithstanding the foregoing, Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions (collectively, the “CC&Rs”) hereafter affecting the Project, provided that Landlord shall not enter into any CC&Rs affecting the Project after the date of this Lease which prevents Tenant from using, or unreasonably interferes with Tenant’s use of or access to, the Premises for the Permitted Use, or otherwise materially adversely affects Tenant’s rights or materially increases Tenant’s costs under this Lease.

-25-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises from 7:00 A.M. to 6:00 P.M. Monday through Friday (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, Martin Luther King Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the Friday immediately following Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays (collectively, the “Holidays”). The daily time periods identified hereinabove are sometimes referred to as the “Business Hours.”

6.1.2 Landlord shall provide adequate electrical wiring and facilities and power for in amounts at least equal to five (5) watts per rentable square foot during the Building Hours on a monthly basis (for connection to Tenant’s lighting fixtures and incidental use equipment and for Building Systems serving the Premises). Tenant will design Tenant’s electrical system serving any equipment producing nonlinear electrical loads to accommodate such nonlinear electrical loads, including, but not limited to, oversizing neutral conductors, derating transformers and/or providing power-line filters. Engineering plans shall include a calculation of Tenant’s fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads. Landlord shall designate the electricity utility provider from time to time.

6.1.3 As part of Operating Expenses, Landlord shall replace lamps, starters and ballasts for Building standard lighting fixtures within the Premises. In addition, Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.4 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes (including hot water for the lavatory only).

6.1.5 Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Common Areas, and exterior window washing services in a manner consistent with other comparable buildings in the vicinity of the Project.

6.1.6 Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, and shall have at least one elevator available at all other times. Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.

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Tenant shall reasonably cooperate with Landlord and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2 Janitorial. Landlord shall not be obligated to provide janitorial or refuse removal services to the Premises or to Tenant. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for performing all janitorial and refuse removal services and other cleaning of the Premises consistent with the character of a first-class office project; provided, however that the provider of such janitorial and refuse removal services shall be subject to Landlord’s approval, which shall not be unreasonably withheld or delayed. Tenant shall store in the area designated by Landlord in its sole discretion all trash and garbage in neat and clean containers so as not to be visible to members of the public visiting the Project. Tenant shall deposit trash daily in the area and in the manner designated by Landlord from time to time, which trash shall be sealed in double plastic bags. If requested by Landlord, Tenant shall promptly present a cleaning and maintenance schedule to Landlord for approval, and shall clean and maintain the Premises in accordance with such schedule. Landlord shall have the right to inspect the Premises upon reasonable notice to Tenant and to require Tenant to provide additional cleaning of the Premises, if reasonably necessary. In the event Tenant shall fail to provide any of the services described in this Section 6.2 within thirty (30) days after written notice from Landlord, which notice shall not be required in the event of an emergency, Landlord shall have the right to provide such services and any charge or cost incurred by Landlord in connection therewith shall be deemed Additional Rent due and payable by Tenant upon receipt by Tenant of a written statement of cost from Landlord. Failure of Tenant to comply with any one or more of the foregoing provisions shall be deemed to be a default under this Lease.

6.3 Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given, Landlord shall have the right to require installation of supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering devices. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.32, below, Tenant shall not install or use or permit the installation or use of any computer server or electronic data processing equipment in the Premises to the extent such devices may materially affect the temperature otherwise maintained by the air conditioning

-27-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

system for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease, without the prior written consent of Landlord. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish.

6.4 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except as otherwise provided in Section 6.5 or elsewhere in the Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.5 Abatement of Rent. If (i) Landlord fails to perform the obligations required of Landlord under the TCCs of this Lease, (ii) such failure causes all or a portion of the Premises to be untenantable and unusable by Tenant, and (iii) such failure relates to (A) the nonfunctioning of the heat, ventilation, and air conditioning system in the Premises, the electricity in the Premises, the nonfunctioning of the elevator service to the Premises, or (B) a failure to provide access to the Premises, Tenant shall give Landlord notice (the “Initial Notice”), specifying such failure to perform by Landlord (the “Abatement Event”). If Landlord has not cured such Abatement Event within three (3) business days after the receipt of the Initial Notice (the “Eligibility Period”), Tenant may deliver an additional notice to Landlord (the “Additional Notice”), specifying such Abatement Event and Tenant’s intention to abate the payment of Rent under this Lease. If Landlord does not cure such Abatement Event within three (3) business days of receipt of the Additional Notice, Tenant may, upon written notice to Landlord, immediately abate Rent payable under this Lease for that portion of the Premises rendered untenantable and not used by Tenant, for the period beginning on the date three (3) business days after the Initial Notice to the earlier of the date Landlord cures such Abatement Event or the date Tenant recommences the use of such portion of the Premises. Such right to abate Rent shall be Tenant’s sole and exclusive remedy at law or in equity for a Abatement Event. Except as provided in this Section 6.5, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

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ARTICLE 7

REPAIRS

Landlord shall maintain in first-class condition and operating order and keep in good repair and condition the structural portions of the Building, including the foundation, floor/ceiling slabs, roof structure (as opposed to roof membrane), curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, stairwells, elevator cab, men’s and women’s washrooms, Building mechanical, electrical and telephone closets, and all common and public areas servicing the Building, including the parking areas, landscaping and exterior Project signage (collectively, “Building Structure”) and the Base Building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems which were not constructed by Tenant Parties (collectively, the “Building Systems”) and the Project Common Areas. Notwithstanding anything in this Lease to the contrary, Tenant shall be required to repair the Building Structure and/or the Building Systems to the extent caused due to Tenant’s use of the Premises for other than normal and customary business office operations, unless and to the extent such damage is covered by insurance carried or required to be carried by Landlord pursuant to Article 10 and to which the waiver of subrogation is applicable (such obligation to the extent applicable to Tenant as qualified and conditioned will hereinafter be defined as the “BS/BS Exception”). Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term, but such obligation shall not extend to the Building Structure and the Building Systems except pursuant to the BS/BS Exception. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided, however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, after written notice to Tenant and Tenant’s failure to repair within five (5) business days thereafter, but need not, make any repairs and replacements, and Tenant shall pay Landlord the out-of-pocket costs thereof, plus ten percent (10%) of such out-of-pocket costs thereof to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Subject to the terms of Article 27 below, Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord may be allowed to do under this Lease or required to do by governmental or quasi-governmental authority or court order or decree; provided, however, except for emergencies, any such entry into the Premises by Landlord shall be performed in a manner so as not to materially interfere with Tenant’s use of, or access to, the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

-29-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations do not (i) adversely affect the systems and equipment of the Building, exterior appearance of the Building, or structural aspects of the Building, or (ii) adversely affect the value of the Premises or Building (the “Cosmetic Alterations”). The construction of the initial improvements to the Premises shall be governed by the terms of the Work Letter and not the terms of this Article 8.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors reasonably approved by Landlord, and the requirement that upon Landlord’s timely request (as more particularly set forth in Section 8.5, below). Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term in accordance with the terms of Section 8.5, below. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring a permit to do the work from appropriate governmental agencies, the furnishing of a copy of such permit to Landlord prior to the commencement of the work, and the compliance by Tenant with all conditions of said permit in a prompt and expeditious manner. If such Alterations will involve the use of or disturb hazardous materials or substances existing in the Premises, Tenant shall comply with Landlord’s rules and regulations concerning such hazardous materials or substances. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of San Francisco, all in conformance with Landlord’s construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to

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obstruct the business of Landlord or other tenants in the Project. Tenant shall retain any union trades to the extent designated by Landlord. Further, Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Francisco in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and as a condition precedent to the enforceability and validity of Landlord’s consent, Tenant shall deliver to the management office for the Project a reproducible copy of the “as built” and CAD drawings of the Alterations, to the extent applicable, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3 Payment for Improvements. If payment is made directly to contractors, Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s standard contractor’s rules and regulations. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to four percent (4%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.

8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of any such Alterations costing in excess of One Hundred Thousand Dollars ($100,000) and naming Landlord as a co-obligee.

8.5 Landlord’s Property. Landlord and Tenant hereby acknowledge and agree that (a) all Alterations, and/or permanently affixed fixtures, equipment and/or appurtenances (including furniture and equipment permanently attached to the walls, ceiling or slab, but otherwise excluding trade fixtures, moveable equipment and other personal property of Tenant) which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become part of the Premises and the property of Landlord, and (b) the Improvements to be constructed in the Premises pursuant to the TCCs of the Work Letter shall, upon completion of the same, be and become a part of the Premises and the property of Landlord. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease (but subject to the provisions of this Section 8.5), require Tenant, at Tenant’s expense, to (i) remove any Alterations or

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improvements in the Premises (including, without limitation, any of the “Improvements,” as that term is defined in the Work Letter), and (ii) repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard improved condition as determined by Landlord; provided, however, if, in connection with its notice to Landlord with respect to any such Alterations or Cosmetic Alterations, (x) Tenant requests Landlord’s decision with regard to the removal of such Alterations or Cosmetic Alterations, and (y) Landlord thereafter agrees in writing to waive the removal requirement with regard to such Alterations or Cosmetic Alterations, then Tenant shall not be required to so remove such Alterations or Cosmetic Alterations; provided further, however, that if Tenant requests such a determination from Landlord and Landlord, within ten (10) business days following Landlord’s receipt of such request from Tenant with respect to Alterations or Cosmetic Alterations, fails to address the removal requirement with regard to such Alterations or Cosmetic Alterations, Landlord shall be deemed to have agreed to waive the removal requirement with regard to such Alterations or Cosmetic Alterations. In addition, without any requirement of written notice from Landlord, but subject to the provisions of this Section 8.5, prior to the expiration or earlier termination of this Lease, Tenant, at Tenant’s expense, shall remove those improvements existing in the Premises as of the Date of this Lease and described in Exhibit F attached hereto and made a part hereof (the “Required Removables”) and shall repair any damage to the Premises and Building caused by such removal and return the affected portions of the Premises to a building standard improved condition as determined by Landlord (such removal, repair and restoration being referred to herein as the “Required Removable Work”). Notwithstanding the foregoing, if Tenant reasonably estimates that Tenant’s out-of-pocket costs to perform the Required Removable Work (Tenant’s reasonable estimate of such out-of-pocket costs being referred to herein as the “Required Removable Cost Estimate”) would exceed Twenty-Two Thousand and No/100 Dollars ($22,000.00) in the aggregate (the “Required Removable Cost Cap”), then, at any time prior to the expiration or earlier termination of this Lease, Tenant may deliver written notice to Landlord (the “Required Removable Excess Cost Notice”) setting forth Tenant’s Required Removable Cost Estimate (together with reasonable supporting documentation therefor) and requesting that Landlord advise Tenant of Landlord’s election with respect to removal of the Required Removables. Landlord, within ten (10) business days following Landlord’s receipt of the Required Removable Excess Cost Notice, shall deliver a written notice to Tenant (the “Required Removable Election Notice”) advising Tenant (which election may be made in Landlord’s sole discretion) either: (A) to proceed with the performance of the Required Removable Work, in which event Landlord, within thirty (30) days after receipt of an invoice (together with reasonable supporting documentation therefor), shall pay to Tenant an amount equal to the difference between (I) Tenant’s total actual out-of-pocket costs incurred in connection with the Required Removable Work (but in no event in excess of the Required Removable Cost Estimate) less (II) the Required Removable Cost Cap; or (B) to pay to Landlord, prior to the expiration or earlier termination of this Lease, as Additional Rent hereunder, cash in the amount of the Required Removable Cost Cap, in which event Tenant shall have no further obligation to perform the Required Removable Work and the Required Removables shall be deemed to be and to have become part of the Premises and the property of Landlord. Landlord’s failure to timely deliver to Tenant the Required Removable Election Notice shall be deemed to constitute Landlord’s election of item (A) in the immediately preceding sentence, and Tenant shall proceed with the performance of the Required Removable Work accordingly. If Tenant fails to deliver the Required Removable Excess Cost Notice (or if

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Tenant delivers the Required Removable Excess Cost Notice such that Landlord’s timely delivery of the Required Removable Election Notice cannot be made prior to the expiration or earlier termination of this Lease), then Tenant shall be required to perform the Required Removable Work prior to the expiration or earlier termination of this Lease without contribution from Landlord. Notwithstanding any provision to the contrary contained herein, Tenant shall not be required to remove (X) any improvements (other than the Required Removables) existing in the Premises as of the Date of this Lease, or (Y) any Alterations, improvements (including the Improvements) or Cosmetic Alterations which are normal and customary business office improvements (provided that, in no event shall the Required Removables be considered normal and customary business office improvements). If Tenant fails to complete any such removal and/or to repair any damage caused by the removal of any Alterations or improvements (including the Required Removables) in the Premises, and to return the affected portion of the Premises to a building standard improved condition as determined by Landlord, then Landlord may do so and may charge the cost thereof to Tenant; provided that, if Landlord has elected item (A) above with respect to the Required Removables, then Landlord shall deduct from the cost thereof (only with respect to the Required Removables) the amount that Landlord otherwise would have been required to reimburse Tenant pursuant to said item (A); and further provided that the provisions of this sentence shall not apply with respect to the Required Removables if Landlord has elected item (B) above (although Tenant shall remain obligated to pay to Landlord cash in the amount of the Required Removable Cost Cap). Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, (provided that, with respect to the Improvements, Landlord shall be obligated to pay the Improvement Allowance) and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance arising out of the Improvements performed in accordance with the TCCs of the Work Letter (whether such Improvements are performed in the Initial Premises or the Must-Take Space), by bond or otherwise, within ten (10) business days after recordation of such lien or encumbrance (without the requirement of any notice by Landlord); and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof; in which case Landlord shall have the right (in its sole discretion) either (a) to draw down on the “L-C” (as that term is defined in Section 21.1, below) up to the face amount of the L-C, to reimburse Landlord for any amount so paid, or (b) to demand reimbursement from Tenant of any amount so paid

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(which shall be deemed Additional Rent under this Lease), in which case Tenant shall reimburse Landlord within ten (10) days after Tenant’s receipt of an invoice from Landlord therefor. Tenant shall remove any such lien or encumbrance arising out of any Alterations, repairs or any other work performed by or for Tenant (other than the Improvements), by bond or otherwise, within ten (10) business days after notice by Landlord; and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof, in which case the amount so paid shall be deemed Additional Rent under this Lease payable upon demand. Landlord’s rights under this Article 9 shall be without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

INSURANCE

10.1 Indemnification and Waiver. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from: (a) any causes in, on or about the Premises; (b) the use or occupancy of the Premises by Tenant or any person claiming under Tenant; (c) any activity, work, or thing done, or permitted or suffered by Tenant in or about the Premises; (d) any acts, omission, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person (collectively, “Tenant Parties”); (e) any breach, violation, or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or any such person of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind; (f) any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Premises under the express or implied invitation of Tenant; or (g) the placement of any personal property or other items within the Premises, provided that the foregoing indemnity shall not apply to the extent of the negligence or willful misconduct of Landlord or the Landlord Parties. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers’, accountants’ and attorneys’ fees. Further, Tenant’s agreement to indemnify Landlord pursuant to this

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Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant’s indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2 Tenant’s Compliance With Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with Landlord’s insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant’s Insurance. Throughout the Lease Term, Tenant shall maintain the following coverages in the following amounts. The required evidence of coverage must be delivered to Landlord on or before the date required under Section 10.4(1) sub-sections (x) and (y), or Section 10.4(11) below (as applicable). Such policies shall be for a term of at least one (1) year, or the length of the remaining term of this Lease, whichever is less.

10.3.1 Commercial General Liability Insurance, including Broad Form contractual liability covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) based upon or arising out of Tenant’s operations, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be written on an “occurrence” basis. Landlord and any other party the Landlord so specifies that has a material financial interest in the Project, including Landlord’s managing agent, ground lessor and/or lender, if any, shall be named as additional insureds as their interests may appear using Insurance Service Organization’s formCG2011 or a comparable form approved by Landlord. Tenant shall provide an endorsement or policy excerpt showing that Tenant’s coverage is primary and any insurance carried by Landlord shall be excess and non-contributing. The coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations. This policy shall include coverage for all liabilities assumed under this Lease as an insured contract for the performance of all of Tenant’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. Limits of liability insurance shall not be less than the following; provided, however, such limits may be achieved through the use of an Umbrella/Excess Policy:

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence

Personal Injury and Advertising Liability	$5,000,000 each occurrence

Tenant Legal Liability/Damage to Rented Premises Liability	$1,000,000.00

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10.3.2 Property Insurance covering (i) all office furniture, personal property, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s business personal property on the Premises installed by, for, or at the expense of Tenant, (ii) the “Improvements,” as that term is defined in Section 2.1 of the Work Letter, and (iii) all Alterations performed in the Premises. Such insurance shall be written on a Special Form basis, for the full replacement cost value (subject to reasonable deductible amounts), without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for (a) all perils included in the CP 10 30 04 02 Coverage Special Form, and (b) water damage from any cause whatsoever, including, but not limited to, backup or overflow from sprinkler leakage, bursting, leaking or stoppage of any pipes, explosion, and backup or overflow from sewers or drains.

10.3.2.1 Adjacent Premises. Tenant shall pay for any increase in the premiums for the property insurance of the Project if said increase is caused by Tenant’s acts, omissions, use or occupancy of the Premises.

10.3.2.2 Property Damage. Tenant shall use the proceeds from any such insurance for the replacement of personal property, trade fixtures and Alterations.

10.3.2.3 No representation of Adequate Coverage. Landlord makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Tenant’s property, business operations or obligations under this Lease.

10.3.3 Property Insurance Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by insurance carriers to the extent above provided (and, in the case of Tenant, by an insurance carrier satisfying the requirements of Section 10.4(i) below), and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers. Landlord and Tenant hereby represent and warrant that their respective “all risk” property insurance policies include a waiver of (i) subrogation by the insurers, and (ii) all rights based upon an assignment from its insured, against Landlord and/or any of the Landlord Parties or Tenant and/or any of the Tenant Parties (as the case may be) in connection with any property loss risk thereby insured against. Tenant will cause all other occupants of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this Section 10.3.3 and to obtain such waiver of subrogation rights endorsements. If either party hereto fails to maintain the waivers set forth in items (i) and (ii) above, the party not maintaining the requisite waivers shall indemnify, defend, protect, and hold harmless the other party for, from and against any and all claims, losses, costs, damages, expenses and liabilities (including, without limitation, court costs and reasonable attorneys’ fees) arising out of, resulting from, or relating to, such failure.

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10.3.4 Business Income Interruption for one year (l) plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.

10.3.5 Worker’s Compensation or other similar insurance pursuant to all applicable state and local statutes and regulations, and Employer’s Liability with minimum limits of not less than $1,000,000 each accident/employee/disease.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) be issued by an insurance company having an AM Best rating of not less than A-X, or which is otherwise acceptable to Landlord and licensed to do business in the State of California, (ii) be in form and content reasonably acceptable to Landlord and complying with the requirements of Section 10.3 (including, Sections 10.3.1 through 10.3.6). (iii) Tenant shall not do or permit to be done anything which invalidates the required insurance policies, and (iv) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord, the identity of whom has been provided to Tenant in writing. Tenant shall deliver said policy or policies or certificates thereof and applicable endorsements which meet the requirements of this Article 10 to Landlord on or before (I) the earlier to occur of: (x) the Lease Commencement Date, and (y) the date Tenant and/or its employees, contractors and/or agents first enter the Premises for occupancy, construction of improvements, alterations, or any other move-in activities, and (II) five (5) business days after the renewal of such policies. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates and applicable endorsements, Landlord may, at its option, after written notice to Tenant and Tenant’s failure to obtain such insurance within five (5) days thereafter, procure such policies for the account of Tenant and the sole benefit of Landlord, and the cost thereof shall be paid to Landlord after delivery to Tenant of bills therefor.

10.5 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord. Notwithstanding the foregoing, Landlord’s request shall only be considered reasonable if such increased coverage amounts and/or such new types of insurance are consistent with the requirements of a majority of Comparable Buildings.

10.6 Third-Party Contractors. Tenant shall obtain and deliver to Landlord, Third Party Contractor’s certificates of insurance and applicable endorsements at least seven (7) business days prior to the commencement of work in or about the Premises by any vendor or any other third-party contractor (collectively, a “Third Party Contractor”). All such insurance shall (a) name Landlord as an additional insured under such party’s liability policies as required by Section 10.3.1 above and this Section 10.6, (b) provide a waiver of subrogation in favor of Landlord under such Third Party Contractor’s commercial general liability insurance, (c) be primary and any insurance carried by Landlord shall be excess and non-contributing, and (d) comply with Landlord’s minimum insurance requirements.

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10.7 Landlord’s Fire, Casualty, and Liability Insurance.

10.7.1 Landlord shall maintain Commercial General Liability Insurance with respect to the Building during the Lease Term covering claims for bodily injury, personal injury and property damage in the Project Common Areas and with respect to Landlord’s activities in the Premises.

10.7.2 Landlord shall insure the Building and Landlord’s remaining interest in the Improvements and Alterations with a policy of Physical Damage Insurance including building ordinance coverage, written on a standard Causes of Loss - Special Form basis (against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism, and malicious mischief, sprinkler leakage, water damage and special extended coverage), covering the full replacement cost of the Base Building, Premises and other improvements (including coverages for enforcement of Applicable Laws requiring the upgrading, demolition, reconstruction and/or replacement of any portion of the Building as a result of a covered loss) without a deduction for depreciation.

10.7.3 Landlord shall maintain Boiler and Machinery/Equipment Breakdown Insurance covering the Building against risks commonly insured against by a Boiler and Machinery/Equipment Breakdown policy and such policy shall cover the full replacement costs, without deduction for depreciation.

10.7.4 The foregoing coverages shall contain commercially reasonable deductible amounts from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine.

10.7.5 Additionally, at the option of Landlord, such insurance coverage may include the risk of (i) earthquake, (ii) flood damage and additional hazards, or (iii) a rental loss endorsement for a period of up to two (2) years.

10.7.6 Notwithstanding the foregoing provisions of this Section 10.7, the coverage and amounts of insurance carried by Landlord in connection with the Building shall, at a minimum, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings. In addition, Landlord shall carry Worker’s Compensation and Employer’s Liability coverage as required by applicable law.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by

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the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required to be carried under items (ii) and (iii) of Section 10.3.2 of this Lease with respect to the Improvements and any Alterations, and Landlord shall repair any injury or damage to the Improvements and such Alterations installed in the Premises and shall return such Improvements and such Alterations to their original condition; provided that if the cost of repair to the Improvements and such Alterations by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Improvements installed in the Premises and shall return such Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and if such damage is not the result of the willful misconduct of Tenant or Tenant’s employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy, which proportionality shall be based on the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease and not occupied by Tenant as a result thereof bears to the total rentable square feet of the Premises. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt; (iii) the damage is not fully covered by Landlord’s insurance policies; (iv) the

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damage occurs during the last twelve (12) months of the Lease Term; or (v) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after being commenced, then Landlord shall deliver to Tenant a written notice (the “Target Restoration Notice”) within sixty (60) days after the date of discovery of the damage setting forth the date on which Landlord estimates such repairs will be completed (the “Target Restoration Date”), and Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within sixty (60) days after the Target Restoration Date (or, if no Target Restoration Notice was given, then within one hundred eighty (180) days after commencement of such repairs), Tenant shall have the right to terminate this Lease until such time as the repairs are complete, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than ten (10) business days following the delivery of the Damage Termination Notice. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period. At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord’s reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days, which response shall constitute a Target Restoration Notice. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and (c) as a result of the damage to the Project, Tenant does not occupy or use the Premises at all. In the event this Lease is terminated in accordance with the terms of this Section 11.2, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under items (ii) and (iii) of Section 10.3.2 of this Lease.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any

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and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or any material part of the Premises, Building or Project that would materially adversely affect Tenant’s access to and use of the Premises shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because

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of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard consent document in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space and (v) an executed estoppel certificate from

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Tenant in the form attached hereto as Exhibit E. Landlord shall respond to Tenant in writing approving and disapproving of the proposed Transfer within fifteen (15) business days after receipt of the Transfer Notice. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord; provided that such costs and expenses shall not exceed Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) for a Transfer in the ordinary course of business. Landlord and Tenant hereby agree that a proposed Transfer shall not be considered “in the ordinary course of business” if such particular proposed Transfer involves the review of documentation by Landlord on more than two (2) occasions.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project, or would be a significantly less prestigious occupant of the Building than Tenant;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.5 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

14.2.6 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

14.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the six (6)-month period immediately preceding the Transfer Notice; provided that, in any such instance, Landlord has space available in the Project at the time of the request for consent that would reasonably satisfy such proposed Transferee’s needs; or

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14.2.8 The Transferee does not intend to occupy all or substantially all of the Subject Space and conduct its business therefrom for a substantial portion of the term of the Transfer.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, then Tenant’s sole and exclusive remedy shall be to have the dispute resolved by arbitration seeking a decree of specific performance compelling Landlord to consent. The arbitration shall be by the office of the Judicial Arbitration & Mediation Services, Inc. closest to the Project and conducted pursuant to its Streamlined Arbitration Rules and Procedures. The arbitrator’s powers shall be limited to granting or denying specific performance compelling Landlord to consent, or declaring the rights of the parties with respect to such consent. In addition, if this Lease otherwise provides for attorneys’ fees, the arbitrator may award attorneys’ fees and the fees and costs of the arbitration to the prevailing party.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent or other economic concessions reasonably provided to the Transferee, and (iii) any reasonable legal fees and brokerage commissions in connection with the Transfer. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event that Tenant contemplates a Transfer

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(“Contemplated Transfer”), at any time after Tenant has received a bona fide offer from any proposed Transferee that Tenant is prepared to accept regarding the terms of an assignment or sublease concerning the “Contemplated Transfer Space” (as that term is defined below), but in any event prior to consummating any such Transfer, Tenant shall submit to Landlord a written notice setting forth the name and contact information of the proposed Transferee and all of the terms of the proposed Transfer and the consideration therefor, together with any letter of intent or other signed writing between Tenant and such proposed Transferee regarding the proposed Transfer, if any (such written notice, together with any such letter of intent or other signed writing being referred to herein as an “Intention to Transfer Notice”). The Intention to Transfer Notice shall, at a minimum, specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such Contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space for the remainder of the Lease Term; provided, however, that Landlord hereby acknowledges and agrees that Tenant shall have no obligation to deliver an Intention to Transfer Notice hereunder, and Landlord shall have no right to recapture space with respect to a sublease of less than seventy percent (70%) of the Premises for less than fifty percent (50%) of the remainder of the Lease Term. Thereafter, Landlord shall have the option, by giving written notice to Tenant within fifteen (15) business days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Any recapture under this Section 14.4 shall cancel and terminate this Lease with respect to Contemplated Transfer Space as of the Contemplated Effective Date. In the event of a recapture by Landlord, (i) Landlord shall install, on a commercially reasonable basis, any corridor and/or demising wall which is required as a result of a recapture by Landlord pursuant to the terms hereof, (ii) the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and (iii) this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Contemplated Transfer Space under this Section 14.4 in response to an Intention to Transfer Notice, then, provided Landlord consents to the proposed Transfer, and provided that the proposed Transfer is with the proposed Transferee named in the Intention to Transfer Notice and is substantially on the terms set forth in the Intention to Transfer Notice, Tenant shall be entitled to proceed to transfer the Contemplated Transfer Space to the proposed Transferee, subject to provisions of this Article 14, within the period of six (6) months following the date of the Intention to Transfer Notice (“Six Month Period”). If (a) the proposed Transfer is modified such that the terms of the modified proposed Transfer are more than ten percent (10%) more favorable to Tenant than the terms set forth in the Intention to Transfer Notice delivered to Landlord, or (b) the proposed Transfer is not consummated within the Six Month Period (or if the Transfer is so consummated, then upon the expiration of the term of the Transfer of such Transfer Space consummated within such Six Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the TCCs of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be

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deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by Tenant, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit.

14.6 Additional Transfers. For purposes of this Lease, subject to the terms of Section 14.8 below, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) or more of the partners, or transfer of more than fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of more than fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of more than fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period. A Transfer pursuant to either clause (i) or (ii) above shall hereinafter be referred to as an “Additional Transfer.”

14.7 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

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14.8 Deemed Consent Transfers. Notwithstanding anything to the contrary contained in this Lease, (A) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant as of the date of this Lease), (B) a sale of corporate shares of capital stock in Tenant on a nationally-recognized stock exchange, (C) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets of Tenant, (D) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term, or (E) an Additional Transfer, shall not be deemed a Transfer requiring Landlord’s consent under this Article 14 (any such assignee, sublessee, or resultant Tenant described in items (A) through (E) of this Section 14.8 hereinafter referred to as a “Permitted Transferee”), provided that (i) Tenant notifies Landlord at least thirty (30) days prior to the effective date of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or Permitted Transferee as set forth above, (ii) Tenant is not in default, beyond any applicable notice and cure period, and such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, (iv) such Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the greater of (1) the Net Worth of Original Tenant on the date of this Lease, and (2) the Net Worth of Tenant on the day immediately preceding the effective date of such assignment or sublease, (v) no assignment or sublease relating to this Lease, whether with or without Landlord’s consent, shall relieve Tenant from any liability under this Lease, and (vi) the liability such Permitted Transferee under either an assignment or sublease shall be joint and several with Tenant. An assignee of Tenant’s entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a “Permitted Transferee Assignee.” “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity.

ARTICLE 15

SURRENDER OF PREMISES: OWNERSHIP AND

REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

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15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the greater of (i) one hundred fifty percent (150%) of the Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) one hundred fifty percent (150%) of the then fair market value applicable to the Premises as reasonably determined by Landlord. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be

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required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year (i) upon the request of a prospective buyer or lender in connection with the disposition or refinance of the Building, (ii) upon a default by Tenant beyond any applicable notice and cure period expressly set forth in this Lease, (iii) upon the filing of bankruptcy by Tenant, and/or (iv) upon Landlord’s request no more than once per calendar year for any reason other than the occurrence of the events set forth in sub-items (i) through (iii), above. Such statements shall be prepared in the form then customarily utilized by Tenant and certified by the preparing officer of the office of Tenant’s chief financial officer that, to the best of such officer’s knowledge, such statement accurately reflects Tenant’s financials during each applicable time period. Landlord shall keep the information contained in Tenant’s financial statements strictly confidential and shall not disclose such confidential information to any person or entity other than (i) Landlord’s financial, legal, and construction consultants, and (ii) disclosures in filings required by the Securities Exchange Commission and customary disclosures on investor/earnings calls (or operation of the business of Landlord). Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION

Landlord covenants that there is no existing mortgage, deed of trust or other encumbrance encumbering the Project or any portion thereof as of the date of this Lease. Accordingly, this Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto (collectively, the “Superior Holders”); provided, however, that in consideration of and as a condition precedent to Tenant’s agreement to subordinate this Lease to any future ground or underlying lease, or mortgage, trust deed or other encumbrance, Tenant shall receive from such future Superior Holder a subordination non-disturbance and attornment agreement in the standard form customarily employed by such Superior Holder, with such commercially reasonable modifications as may be mutually agreed to by Tenant and such Superior Holder, which provides that so long as an event of default has not occurred and be continuing, the leasehold estate granted to Tenant and the rights of Tenant pursuant to this Lease to quiet and peaceful possession of the Premises shall not be terminated, modified, affected or disturbed by any action which such Superior Holder may take to terminate any such ground or underlying lease or to foreclose any

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such mortgage, trust deed or other encumbrance, as applicable, and that any successor landlord shall recognize this Lease as being in full force and effect as if it were a direct lease between such successor landlord and Tenant (a “SNDA”). Landlord shall use its commercially reasonable efforts to obtain non-disturbance agreement(s) in favor of Tenant from any ground lessor, mortgage holders or lien holders of Landlord who later come into existence at any time prior to the expiration of the Lease Term. Subject to the SNDA(s) described above, Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease (or enter into a new lease for the balance of the Lease Term upon the same terms and conditions) and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the TCCs of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19

DEFAULTS: REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2. any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, but in no event exceeding a period of time in excess of sixty (60) days after written notice thereof from Landlord to Tenant; or

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19.1.3 To the extent permitted by law, (i) Tenant or any guarantor of this Lease being placed into receivership or conservatorship, or becoming subject to similar proceedings under Federal or State law, or (ii) a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or (iii) the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or (iv) the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of such a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or (v) the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or (vi) any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days; or

19.1.4 Abandonment of all of the Premises by Tenant; or

19.1.5 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord; or

19.1.6 Tenant’s failure to occupy the Premises within sixty (60) business days after the Lease Commencement Date.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

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(c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(a) and (b), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate. As used in Section 19.2.1(c), above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Form of Payment After Default. Following the second (2nd) occurrence of an event of default by Tenant (beyond any applicable notice and cure periods) occurring within any

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twelve (12) month period, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier’s or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

19.5 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.6 Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity. Any award from a court or arbitrator in favor of Tenant requiring payment by Landlord which is not paid by Landlord within the time period directed by such award, may be offset by Tenant from Rent next due and payable under this Lease; provided, however, Tenant may not deduct the amount of the award against more than fifty percent (50%) of Base Rent next due and owing (until such time as the entire amount of such judgment is deducted) to the extent following a foreclosure or a deed-in-lieu of foreclosure.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that provided Tenant is not then in default under this Lease beyond any applicable notice and cure periods, Tenant shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the TCCs, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

LETTER OF CREDIT

21.1 Delivery of Letter of Credit. Tenant shall deliver to Landlord, concurrently with Tenant’s execution of this Lease, an unconditional, clean, irrevocable letter of credit (the “L-C”)

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in the amount set forth in Section 21.3 below (the “L-C Amount”), which L-C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local San Francisco Bay Area, California office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the “Bank”), which Bank must have a short term Fitch Rating which is not less than “Fl”, and a long term Fitch Rating which is not less than “A”(or in the event such Fitch Ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service) (collectively, the “Bank’s Credit Rating Threshold”), and which L-C shall be substantially in the form of Exhibit G, attached hereto. Landlord hereby approves Bridge Bank as the Bank under this Lease. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. The L-C shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the “L-C Expiration Date”) that is no less than ninety (90) days after the expiration of the Lease Term, as the same may be extended, and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date, or (E) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (F) Tenant executes an assignment for the benefit of creditors, (G) if (1) any of the Bank’s Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank’s Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Article 21 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 21.1 above), in the amount of the applicable L-C Amount, within ten (10) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (H) if, following Tenant’s entering into bankruptcy, this Lease is rejected or deemed rejected under Section 365 of the Bankruptcy Code, or (I) pursuant to Article 9 above, Landlord has paid the amount necessary to remove any lien or encumbrance arising out of the Improvements performed in accordance with the TCCs of the Work Letter, (each of the foregoing being an “L-C Draw Event”). The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C. In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date

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such receivership or conservatorship occurs, said L-C shall be deemed to fail to meet the requirements of this Article 21, and, within ten (10) days following Landlord’s notice to Tenant of such receivership or conservatorship (the “L-C FDIC Replacement Notice”), Tenant shall replace such L-C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank’s Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Article 21. If Tenant fails to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Section 21.1, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) day period). Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

21.2 Application of L-C. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event. In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

21.3 L-C Amount; Maintenance of L-C by Tenant; Liquidated Damages.

21.3.1 L-C Amount. The L-C Amount shall be equal to the amount set forth in Section 8 of the Summary.

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21.3.2 Reduction of L-C Amount. To the extent that Tenant is not in default under this Lease (beyond the applicable notice and cure period set forth in this Lease), the L-C Amount shall be reduced as follows:

Date of Reduction	L-C Amount
First (1st) anniversary of Initial Premises Lease Commencement Date	$800,000.00
Second (2nd) anniversary of Initial Premises Lease Commencement Date	$700,000.00
Third (3rd) anniversary of Initial Premises Lease Commencement Date	$600,000.00
Fourth (4th) anniversary of Initial Premises Lease Commencement Date	$500,000.00
Fifth (5th) anniversary of Initial Premises Lease Commencement Date	$400,000.00

Notwithstanding anything to the contrary set forth in this Section 21.3.2, in no event shall the L-C Amount as set forth above decrease during any period in which Tenant is in default under this Lease, but such decrease shall take place after such default is cured, provided that no such decrease shall thereafter take effect in the event this Lease is terminated early due to such default by Tenant.

21.3.3 In General. If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 21, and if Tenant fails to comply with the foregoing, the same shall be subject to the terms of Section 21.3.4 below. Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than sixty (60) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. If Tenant exercises its option to extend the Lease Term pursuant to Section 2.2 of this Lease, then not later than one hundred twenty (120) days prior to the commencement of the Option Term, Tenant shall deliver to Landlord a new L-C or certificate of renewal or extension evidencing the L-C Expiration Date

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as one hundred twenty (120) days after the expiration of the Option Term. However, if the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Article 21, Landlord shall have the right to either (x) present the L-C to the Bank in accordance with the terms of this Article 21, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease, or (y) pursue its remedy under Section 21.3.4 below. In the event Landlord elects to exercise its rights under the foregoing item (x), (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed. In the event of an assignment by Tenant of its interest in this Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) days of billing.

21.4 Transfer and Encumbrance. The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in under this Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith; provided that, Landlord shall have the right (in its sole discretion), but not the obligation, to pay such fees on behalf of Tenant, in which case Tenant shall reimburse Landlord within ten (10) days after Tenant’s receipt of an invoice from Landlord therefor.

21.5 L-C Not a Security Deposit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any

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proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statue, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 21 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.

21.6 Non-interference By Tenant. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. Tenant shall not request or instruct the Bank of any L-C to refrain from paying sight draft(s) drawn under such L-C.

21.7 Waiver of Certain Relief. Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L-C:

21.7.1 A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under any L-C or the Bank’s honoring or payment of sight draft(s); or

21.7.2 Any attachment, garnishment, or levy in any manner upon either the proceeds of any L-C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L-C) based on any theory whatever.

21.8 Remedy for Improper Drafts. Tenant’s sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, together with interest at the Interest Rate (as defined below) and reasonable actual out-of-pocket attorneys’ fees, provided that at the time of such refund, Tenant increases the amount of such L-C to the amount (if any) then required under the

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applicable provisions of this Lease. Tenant acknowledges that the presentment of sight drafts drawn under any L-C, or the Bank’s payment of sight drafts drawn under such L-C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor. In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof together with interest thereon at the Interest Rate from the next installment(s) of Base Rent.

ARTICLE 22

INTENTIONALLY OMITTED

ARTICLE 23

SIGNS

23.1 Full Floors. Subject to Landlord’s prior written approval, in its reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

23.2 Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Landlord’s cost (as opposed to any replacement suite signage requested by Tenant during the Lease Term, the cost of which shall be Tenant’s), and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program.

23.3 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4 Building Directory. Tenant shall be entitled to reasonable signage on the Building directory located in the main Building lobby. Landlord shall install on the Building directory, at Landlord’s sole cost and expense, the names initially requested by Tenant, provided that any modification to such names requested by Tenant subsequent to the initial installation of the same shall be at Tenant’s sole cost and expense.

23.5 Exterior Signage. Subject to the terms of this Section 23.5, Landlord hereby grants to the Original Tenant the right to install identification signage displaying the name and logo of the Original Tenant (or its Permitted Transferee) on the exterior of the Building

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(collectively, the “Exterior Signage”) in locations determined by Landlord. The Exterior Signage shall be subject to Landlord’s prior written approval, in its reasonable discretion, and shall be consistent with the quality, design and style of the Building and Project. The Exterior Signage shall also be subject to, and comply with, all applicable “Laws,” as that term is defined in Article 24 below. In no event shall the approval by the City of San Francisco (the “City”) or other applicable governmental authorities of the Exterior Signage be deemed a condition precedent to the effectiveness of this Lease (Tenant hereby acknowledging the historical nature of the Building), and if the City or other applicable governmental authorities do not approve the Exterior Signage (as the same may be altered by Tenant to obtain such approval), Tenant shall not be entitled to the Exterior Signage hereunder. Further, Tenant shall be responsible, at Tenant’s sole cost, for obtaining any applicable permits or other governmental approval(s) applicable to, or required for, the Exterior Signage. Tenant shall be responsible for all costs and expenses incurred in connection with the design, construction, installation, repair, operation (including utilities costs), maintenance, compliance with applicable Laws, and removal of the Exterior Signage (collectively, “Tenant’s Signage Costs”). Landlord shall have the right to bill Tenant for Tenant’s Signage Costs, and Tenant shall deliver payment for such bill to Landlord within ten (10) days of Landlord’s delivery of such bill to Tenant. The rights set forth in this Section 23.5 shall be personal to Original Tenant and any Permitted Transferee and may not be assigned to any other assignee, sublessee or other transferee of Original Tenant’s interest in this Lease. In addition, Tenant’s signage rights set forth in this Section 23.5 shall terminate at any time during the Lease Term that Original Tenant (or its Permitted Transferee) fails to physically occupy at least two (2) of the floors which constitute the Premises or that Tenant has subleased one-half (1/2) or more of the rentable square footage of the Premises. Notwithstanding the foregoing, the Exterior Signage shall not be changed without Landlord’s prior written approval, in its reasonable discretion, provided that in no event shall any name or logo on the Exterior Signage be an “Objectionable Name or Logo,” as that term is defined below. The term “Objectionable Name or Logo,” shall mean any name or logo (or other sign content) which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Building or which would otherwise reasonably offend a landlord of comparable first-class institutionally-owned office buildings in the vicinity of the Building. Upon the expiration of the Lease Term or the earlier termination of Tenant’s signage rights under this Section 23.5, Tenant shall, at Tenant’s sole cost and expense, remove the Exterior Signage and repair any and all damage to the Building caused by such removal and restore all affected areas to their original condition. In the event that Tenant fails to remove the Exterior Signage upon the expiration or earlier termination of the Lease Term, or within fifteen (15) days of receipt of written notice from Landlord informing Tenant that Tenant’s rights under this Section 23.5 are being terminated, Landlord shall have the right to, at Tenant’s sole cost and expense, remove the Exterior Signage and complete the repairs that are required of Tenant under this Section 23.5, and deliver an invoice to Tenant for the costs of such removal and repair, which invoice shall be payable by Tenant within ten (10) days from the date of Landlord’s delivery of such invoice(s) to Tenant.

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ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant’s use of the Premises for non-general office use, (ii) the Alterations or the Improvements in the Premises, or (iii) the Base Building, but, as to the Base Building, only to the extent such obligations are triggered by Tenant’s Alterations, the Improvements, or use of the Premises for non-general office use. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Applicable Laws relating to the Base Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith (w) would prohibit Tenant from obtaining or maintaining a building permit or a certificate of occupancy or its legal equivalent for the Premises, or (x) would (on other than a de minimis basis) negatively affect the safety of Tenant’s employees or create a health hazard for Tenant’s employees, or (y) would materially impair Tenant’s use and occupancy of or reasonable access to the Premises for the Permitted Use, or (z) would materially impair Tenant’s ability to perform, or materially delay Tenant’s performance of, Alterations in the Premises; provided that, Landlord shall have no obligation to make any changes to the Premises as may be required to be made in connection with Alterations in the Premises. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent consistent with the terms of Section 4.2.4, above.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee when due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder; provided, however, with regard to the first such failure in any twelve (12) month period, Landlord will waive such late charge to the extent Tenant cures such failure within five (5) days following Tenant’s receipt of written notice from Landlord that the same was not received when due. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late

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charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at the “Interest Rate.” For purposes of this Lease, the “Interest Rate” shall be an annual rate equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication H. 15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published), plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT: PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Section 10.1 of this Lease; and (iii) in connection with any default by Tenant under this Lease, sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times (during Building Hours with respect to items (i) and (ii) below) and upon at least twenty-four (24) hours prior notice to Tenant (except in the case of an emergency) to enter the Premises, after first checking in with Tenant’s receptionist or other representative of Tenant (if such receptionist or other representative is available at the time of such entry), to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers, or during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other Applicable Laws, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment.

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Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes; provided, however, except for (x) emergencies, (y) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (z) repairs which are the obligation of Tenant hereunder, any such entry shall be performed in a manner so as not to unreasonably interfere with Tenant’s use of the Premises and shall be performed after normal business hours if reasonably practical. With respect to items (y) and (z) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant’s use of, or access to, the Premises. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28

TENANT PARKING

Tenant may rent from Landlord, on a monthly basis throughout the Lease Term, commencing on the Initial Lease Commencement Date, up to the amount of non-exclusive unreserved parking passes set forth in Section 9 of the Summary, all of which parking passes shall pertain to the Project parking facility. Tenant shall pay to Landlord (or its designee) for such parking passes on a monthly basis at the prevailing rate charged from time to time at the location of such parking passes. In addition to any fees that may be charged to Tenant in connection with its parking of automobiles in the Project parking facility, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of any parking passes by Tenant or the use of the parking facility by Tenant. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict

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access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability thereafter arising under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and

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such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

29.6 Prohibition Against Recording or Publication. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded or otherwise published by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an

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amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Articles 5 and 24 of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

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29.18 Notices. All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be (A) delivered by a nationally recognized overnight courier, or (B) delivered personally. Any such Notice shall be delivered (i) to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 11 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date of receipted delivery, of refusal to accept delivery, or when delivery is first attempted but cannot be made due to a change of address for which no Notice was given. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default (but in no event less than thirty (30) days following such mortgagee or ground or underlying lessor’s receipt of such notice) prior to Tenant’s exercising any remedy available to Tenant. The party delivering Notice shall use commercially reasonable efforts to provide a courtesy copy of each such Notice to the receiving party via electronic mail. As of the date of this Lease, any Notices to Landlord must be delivered to the following addresses:

Kilroy Realty, L.P.,

c/o Kilroy Realty Corporation

12200 West Olympic Boulevard, Suite 200

Los Angeles, California 90064

Attention: Legal Department

with copies to:

Kilroy Realty Corporation

12200 West Olympic Boulevard, Suite 200

Los Angeles, California 90064

Attention: Mr. John Fucci

and

Kilroy Realty Corporation

303 Second Street

Office of the Building, Suite N850

San Francisco, California 94107

Attention: Mr. David Starkey

and

Allen Matkins Leek Gamble Mallory & Natsis LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067-6019

Attention: Anton N. Natsis, Esq.

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29.19 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20 Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in California.

29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 Governing Law: WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease,

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excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Broker”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the Broker pursuant to the terms of a separate commission agreement. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party.

29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants, and any proposed Transferee (provided that Tenant advises such proposed Transferee of the confidential nature of this Lease).

29.29 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.30 Building Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Work Letter.

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However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building common areas and tenant spaces, (ii) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Building common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions.

29.31 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.32 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor reasonably designated by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be (x) appropriately insulated to prevent excessive electromagnetic fields or radiation, (y) surrounded by a protective conduit reasonably acceptable to Landlord, and (z) identified in accordance with the “Identification Requirements,” as that term is set forth hereinbelow, (iv) any Lines installed by or on behalf of Tenant servicing the Premises shall comply with all applicable governmental laws and regulations, and (v) Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4’) outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines’ termination point(s) (collectively, the “Identification Requirements”). Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed by or on behalf of Tenant in

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violation of these provisions, or which are at any time (1) are in violation of any Applicable Laws, (2) are inconsistent with then-existing industry standards (such as the standards promulgated by the National Fire Protection Association (e.g., such organization’s “2002 National Electrical Code”)), or (3) otherwise represent a dangerous or potentially dangerous condition. Landlord further reserves the right to require that Tenant remove any and all Lines installed by or on behalf of Tenant located in or serving the Premises upon the expiration of the Lease Term or upon any earlier termination of this Lease.

29.33 Hazardous Substances.

29.33.1 Definitions. For purposes of this Lease, the following definitions shall apply: “Hazardous Material(s)” shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the “Environmental Laws,” as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity. “Environmental Laws” shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to (i) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any Hazardous Materials or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

29.33.2 Compliance with Environmental Laws. Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the TCCs of Article 24 of this Lease. Tenant represents and warrants that, except as herein set forth, it will not use, store or dispose of any Hazardous Materials in or on the Premises. However, notwithstanding the preceding sentence, Landlord agrees that Tenant may use, store and properly dispose of commonly available household cleaners and chemicals to maintain the Premises and Tenant’s routine office operations (such as printer toner and copier toner) (hereinafter the “Permitted Chemicals”). Landlord and Tenant acknowledge that any or all of the Permitted Chemicals described in this paragraph may constitute Hazardous Materials. However, Tenant may use, store and dispose of same, provided that in doing so, Tenant fully complies with all Environmental Laws.

29.33.3 Tenant Hazardous Materials. Tenant will (i) obtain and maintain in full force and effect all Environmental Permits (as defined below) that may be required from time to

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time under any Environmental Laws applicable to Tenant or the Premises, and (ii) be and remain in compliance with all terms and conditions of all such Environmental Permits and with all other Environmental Laws. “Environmental Permits” means, collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with any Environmental Law. On or before the Lease Commencement Date and on each annual anniversary of the Commencement Date thereafter, as well as at any other time following Tenant’s receipt of a reasonable request from Landlord, Tenant agrees to deliver to Landlord a list of all Hazardous Materials anticipated to be used by Tenant in the Premises and the quantities thereof. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials, which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building, and/or the Project or any portion thereof by Tenant and/or any Tenant Parties (such obligation to survive the expiration or sooner termination of this Lease). Nothing in this Lease shall impose any liability on Tenant for any Hazardous Materials in existence on the Premises, Building or Project prior to the Lease Commencement Date or brought onto the Premises, Building or Project after the Lease Commencement Date by any third parties not under Tenant’s control.

29.33.4 Landlord’s Right of Environmental Audit. Landlord may, upon reasonable notice to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit. Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord’s sole expense. To the extent that the report prepared upon such inspection, assessment or audit, indicates the presence of Hazardous Materials in violation of Environmental Laws caused by, or as a result of, Tenant or the Tenant Parties or anyone claiming through Tenant and/or the Tenant Parties, respectively, Tenant shall promptly, at Tenant’s sole expense, comply with such recommendations or suggestions, including, but not limited to performing such additional investigative or subsurface investigations or remediation(s) as recommended by such inspector or auditor. Notwithstanding the above, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and Tenant must reimburse Landlord for the cost or fees incurred for such as Additional Rent.

29.33.5 Indemnifications. Landlord agrees to indemnify, defend, protect and hold harmless the Tenant Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials to the extent such liability, obligation, damage or costs was a result of actions caused or knowingly permitted by Landlord or a Landlord Party. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials or breach of any provision of this section, to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Tenant or a Tenant Party.

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29.34 Intentionally Omitted.

29.35 Development of the Project.

29.35.1 Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

29.35.2 The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.

29.35.3 Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

29.36 Intentionally Omitted.

29.37 Office and Communications Services.

29.37.1 The Provider. Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord (“Provider”). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree.

29.37.2 Other Terms. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement

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between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

[remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“LANDLORD”:

KILROY REALTY, L.P., a Delaware limited partnership

By:	Kilroy Realty Corporation
a Maryland corporation,
Its General Partner

	By:	/s/ A. Christian Krogh
	Name:	A. Christian Krogh
	Title:	Asset Management, Vice President

	By:	/s/ John T. Fucci
	Name:	John T. Fucci
	Title:	Asset Management, Sr. Vice President

“TENANT”:

STUMBLEUPON INC., a Delaware corporation

By:	/s/ Mark Bartels
Name:	Mark Bartels
Its:	CFO

By:	/s/ Garrett Camp
Name:	Garrett Camp
Its:	CEO

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EXHIBIT A-1

301 BRANNAN STREET

OUTLINE OF INITIAL PREMISES

EXHIBIT A-1 -1-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

Exhibit A-1

1
2
3
4
5
6
7
8
9
OFFICE AREA
D
C
B
A

FLOOR 3

301 Brannan Street
301 Brannan Street
San Francisco, CA 94103

EXHIBIT A-1 -2-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

EXHIBIT A-2

301 BRANNAN STREET

OUTLINE OF MUST-TAKE SPACE

EXHIBIT A-2 -3-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

1
2
3
4
5
6
7
8
9
A
B
C
D

FLOOR 5

301 Brannan Street
301 Brannan Street
San Francisco, CA 94103

STEVENSON SYSTEMS

FLOOR PLATE

EXHIBIT A-2 -4-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

1
2
3
4
5
6
7
8
9
A
B
C
D

FLOOR 6

301 Brannan Street
301 Brannan Street
San Francisco, CA 94103

STEVENSON
SYSTEMS

FLOOR PLATE

EXHIBIT A-2 -5-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

EXHIBIT B

301 BRANNAN STREET

WORK LETTER

This Work Letter shall set forth the terms and conditions relating to the construction of the Premises. This Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Work Letter to Articles or Sections of “this Lease” shall mean the relevant portions of Articles 1 through 29 of the Office Lease to which this Work Letter is attached as Exhibit B and of which this Work Letter forms a part, and all references in this Work Letter to Articles or Sections of “this Work Letter” shall mean the relevant portions of Articles 1 through 5 of this Work Letter. Landlord and Tenant acknowledge and agree that, at Tenant’s election, the Initial Premises and the Must-Take Space may be constructed separately, in which case all of the provisions of this Work Letter shall apply separately to the construction of the Initial Premises and the Must-Take Space, as applicable. Without limiting the generality of the foregoing, all references in this Work Letter to the “Premises” shall mean the Initial Premises or the Must-Take Space, as applicable, if Tenant is constructing the Initial Premises and the Must-Take Space separately, or the entire Premises, if Tenant is constructing the entire Premises simultaneously.

ARTICLE 1

DELIVERY OF THE PREMISES

Tenant acknowledges that Tenant has thoroughly examined the Initial Premises. Upon the full execution and delivery of this Lease by Landlord and Tenant, Landlord shall deliver the Initial Premises and Tenant shall accept the Initial Premises from Landlord in its presently existing, “as-is” condition as of the date of this Lease. In addition, Tenant currently occupies and, as of the date of this Lease, is fully aware of the condition of, and shall continue to accept, the Must-Take Space in its presently existing, “as-is” condition, and hereby further acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Initial Premises, the Must-Take Space or the Building or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business. Landlord shall have no obligation to modify or improve any component in the Premises, the Base Building, or the Building systems or equipment in connection with the “Improvements” (as defined in Section 2.1 below). The “Base Building” shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises is located. The “Base Building Plans” are the plans provided by Landlord to Tenant and its Architect and Engineers (as defined herein), covering the Base Building, which are delivered for the purposes of planning and design of the Improvements.

EXHIBIT B -1-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

ARTICLE 2

IMPROVEMENTS

2.1 Improvement Allowance. Subject to the terms of this Work Letter, Tenant shall be entitled to two (2) improvement allowances in the total aggregate amount of One Million One Hundred Ninety-Six Thousand Eight Hundred Twenty-Seven and 00/100 Dollars ($1,196,827.00) (each an “Improvement Allowance” and, collectively, the “Improvement Allowances”) for the costs relating to the initial design and construction of improvements that are permanently affixed to the Premises (the “Improvements”). The Improvement Allowances shall consist of (i) a one-time improvement allowance in the amount of Nine Hundred Seventy-One Thousand Forty-Seven and 00/100 Dollars ($971,047.00) (i.e., $38.50 per rentable square foot of the Initial Premises) (the “Initial Premises Allowance”), which may be applied toward the cost of Improvements in the Initial Premises only, and (ii) a one-time improvement allowance in the amount of Two Hundred Twenty-Five Thousand Seven Hundred Eighty and 00/100 Dollars ($225,780.00) (i.e., $6.00 per rentable square foot of the Must-Take Space) (the “Must-Take Space Allowance”), which may be applied toward the cost of Improvements in the Must-Take Space only. In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in the event that Tenant fails to immediately pay any portion of the “Over Allowance Amount,” as defined in Section 4.2.1, nor shall Landlord be obligated to pay a total amount which exceeds the Improvement Allowance. Landlord shall not be obligated to disburse any monies from the Initial Premises Allowance for which a request has not been made prior to December 31, 2012, and any unused portion of the Initial Premises Allowance remaining as of such date shall remain with Landlord and Tenant shall have no further right thereto. Landlord shall not be obligated to disburse any monies from the Must-Take Space Allowance for which a request has not been made prior to December 31, 2015, and any unused portion of the Must-Take Space Allowance remaining as of such date shall remain with Landlord and Tenant shall have no further right thereto. Further, to the extent there are any funds remaining in the Initial Premises Allowance, Landlord shall not be obligated to disburse such funds for application toward the cost of Improvements in the Must-Take Space; and, likewise, to the extent there are any funds remaining or the Must-Take Space Allowance, Landlord shall not be obligated to disburse such funds for application toward the cost of Improvements in the Initial Premises, as the case may be. Except as otherwise expressly provided hereinbelow, all references in this Work Letter to the “Improvement Allowance” shall mean either the Initial Improvement Allowance or the Must-Take Space Improvement Allowance, as applicable.

2.2 Disbursement of the Improvement Allowance.

2.2.1 Improvement Allowance Items. Except as otherwise set forth in this Work Letter, the Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s disbursement process, including, without limitation, Landlord’s receipt of invoices for all costs and fees described herein) only for the following items and costs (collectively the “Improvement Allowance Items”):

2.2.1.1 Payment of (i) the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Work Letter, and (ii) the costs of any cabling installed by Tenant in the Premises, which fees and costs, notwithstanding anything to the

EXHIBIT B -2-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

contrary contained in this Work Letter, shall not exceed an aggregate amount equal to Zero and 60/100 Dollars ($0.60) per rentable square foot of the Must-Take Space with respect to the Improvements in the Must-Take Space, and Three and 85/100 Dollars ($3.85) per rentable square foot of the Initial Premises with respect to the Improvements in the Initial Premises (the amounts payable pursuant to this Section 2.2.1.1 are payable from the Improvement Allowances and are not in addition thereto);

2.2.1.2 Payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Work Letter;

2.2.1.3 The payment of plan check, permit and license fees relating to construction of the Improvements;

2.2.1.4 The cost of construction of the Improvements, including, without limitation, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions;

2.2.1.5 The cost of any changes in the Base Building when such changes are required by the Construction Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.6 The cost of any changes to the Construction Drawings or Improvements required by all applicable building codes (the “Code”);

2.2.1.7 The cost of the “Coordination Fee,” as that term is defined in Section 4.2.2.1 of this Work Letter;

2.2.1.8 Sales and use taxes; and

2.2.1.9 All other costs to be expended by Landlord in connection with the construction of the Improvements, including, but not limited to, costs incurred by Landlord for overtime pay for Landlord’s employees and agents to enable Tenant to perform work related to the Improvements in areas outside the Premises after such employee’s or agent’s regular working hours.

2.2.2 Disbursement of Improvement Allowance. During the construction of the Improvements, Landlord shall make monthly disbursements of the applicable Improvement Allowance for Improvement Allowance Items and shall authorize the release of monies as follows.

2.2.2.1 Monthly Disbursements. On or before the twentieth (20th) day of each calendar month, during the construction of the Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1.1 of this Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Improvements in the Premises, detailing the portion of the work completed and the portion

EXHIBIT B -3-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

not completed; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Work Letter, for labor rendered and materials delivered to the Premises; (iii) executed mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord (including, but not limited to, evidence that Tenant has, with respect to all subsequent disbursements following Landlord’s initial disbursement, previously disbursed the applicable pro-rata portion of the “Over-Allowance Amount” (defined in Section 4.2.1 below) in accordance with the terms and conditions of Section 4.2.1 of this Tenant Work Letter). Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. Thereafter, Landlord shall deliver a check to Tenant made payable to Contractor, to Tenant, or to Contractor and Tenant jointly, as Tenant may request (provided that, if Tenant requests a check payable only to Tenant, then Landlord shall not be obligated to deliver such check unless and until Tenant has provided Landlord unconditional mechanic’s lien releases from all of Tenant’s Agents in compliance with California Civil Code Section 3262(d)(2) or Section 3262(d)(4), as applicable) in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Improvement Allowance (not including the Final Retention) which shall be exclusive of the pro-rata portion of the Over-Allowance Amount to be paid by Tenant pursuant to the terms of Section 4.2.1 of this Tenant Work Letter, provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings,” as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2 Final Retention. Subject to the provisions of this Work Letter, and provided Tenant delivers sufficient evidence to Landlord showing that the full amount of the Over-Allowance Amount has then been paid by Tenant, a check for the Final Retention payable to Contractor or Tenant, as Tenant may request, shall be delivered by Landlord to Tenant within thirty (30) days following the completion of construction of the Improvements, provided that (i) Tenant delivers to Landlord (a) paid invoices for all Improvements and related costs for which the Improvement Allowance is to be dispersed, (b) signed permits for all Improvements completed within the Premises, (c) properly executed unconditional mechanic’s lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4) from Tenant’s contractor, subcontractors and material suppliers and any other party which has lien rights in connection with the construction of the Improvements (provided that, if Tenant requests a check payable only to Tenant, then Landlord shall not be obligated to deliver such check unless and until Tenant has provided Landlord all unconditional mechanic’s lien releases in accordance with California Civil Code Section 3262(d)(4)), (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building, (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements in the Premises has been substantially completed, (iv) Tenant

EXHIBIT B -4-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

delivers to Landlord a “close-out package” in both paper and electronic forms (including, as-built drawings, and CADD files for the associated plans, warranties and guarantees from all contractors, subcontractors and material suppliers, and an independent air balance report); and (v) a certificate of occupancy, a temporary certificate of occupancy or its equivalent is issued to Tenant for the Premises.

2.2.2.3 Other Terms. Landlord shall only be obligated to make disbursements from the Improvement Allowance to the extent costs are incurred by Tenant for Improvement Allowance Items. All Improvement Allowance Items for which the Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of this Lease.

2.3 Building Standards. Landlord has established specifications for certain Building standard components to be used in the construction of the Improvements in the Premises and Tenant acknowledges it has received a copy of such specifications prior to execution of this Lease. The quality of Improvements shall be equal to or of greater quality than the quality of such Building standards, provided that Landlord may, at Landlord’s option, require the Improvements to comply with certain Building standards. Landlord may make changes to said specifications for Building standards from time to time; provided, however, Tenant shall not be required to comply with any such changes with respect to Improvements which have already been completed or for which Construction Drawings have already been approved by Landlord at the time of such changes. Removal requirements regarding the Improvements are addressed in Article 8 of this Lease.

ARTICLE 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Tenant shall retain the architect/space planner selected by Tenant and reasonably approved by Landlord (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Tenant shall retain the engineering consultants selected by Tenant and reasonably approved by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord’s approval rights as set forth in Sections 3.2 through 3.4 of this Work Letter. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Article 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect,

EXHIBIT B -5-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2 Final Space Plan. Tenant shall supply Landlord with four (4) hard copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced, and concurrently with Tenant’s delivery of such hard copies, Tenant shall send to Landlord via electronic mail one (1) .pdf electronic copy of such final space plan. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require. Notwithstanding anything set forth herein to the contrary, Landlord shall not unreasonably withhold its approval of the Final Space Plan; provided that Landlord and Tenant hereby agree that it shall be deemed reasonable for Landlord to withhold its approval of the Final Space Plan if a “Design Problem,” exists. A “Design Problem” shall mean and refer to any design criteria which would (a) adversely affect the Building Structure or Building Systems; (b) be in non-compliance with Code or other Applicable Laws; (c) be seen from the exterior of the Premises; (d) cause material interference with Landlord or other tenants of the Building, (e) not comply with the Building standards referenced in Section 2.3, above; or (f) affect the certificate of occupancy or its legal equivalent for the Building or any portion thereof.

3.3 Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the “Final Working Drawings” (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with four (4) hard copies signed by Tenant of the Final Working Drawings, and concurrently with Tenant’s delivery of such hard copies, Tenant shall send to Landlord via electronic mail one (1) .pdf electronic copy of such Final Working Drawings. Landlord shall advise Tenant within seven (7) business days after Landlord’s receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith. Notwithstanding anything set forth herein to the contrary, Landlord shall not unreasonably withhold its approval of the Final Working Drawings; provided that Landlord and Tenant hereby agree that it shall be deemed reasonable for Landlord to withhold its approval

EXHIBIT B -6-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

of the Final Working Drawings if a Design Problem exists or the Final Working Drawings are inconsistent with the Final Space Plan. In addition, if the Final Working Drawings or any amendment thereof or supplement thereto shall require alterations in the Base Building (as contrasted with the Improvements), and if Landlord in its sole and exclusive discretion agrees to any such alterations, and notifies Tenant of the need and cost for such alterations, then Tenant shall pay the cost of such required changes in advance upon receipt of notice thereof. Tenant shall pay the sum of (i) all actual, out-of-pocket, third-party direct architectural and/or engineering fees in connection therewith, (ii) all actual out-of-pocket “hard” construction costs in connection therewith, and (iii) ten percent (10%) of such foregoing “hard” construction costs for Landlord’s servicing and overhead relating to the actual construction of such required changes.

3.4 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) in accordance with Section 3.3 of this Work Letter prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

3.5 Electronic Approvals. Notwithstanding any provision to the contrary contained in the Lease or this Work Letter, Landlord may, in Landlord’s sole and absolute discretion, transmit or otherwise deliver any of the approvals required under this Work Letter via electronic mail to Tenant’s representative identified in Section 5.1 of this Work Letter, or by any of the other means identified in Section 29.16 of this Lease.

ARTICLE 4

CONSTRUCTION OF THE IMPROVEMENTS

4.1 Tenant’s Selection of Contractors.

4.1.1 The Contractor. A general contractor shall be retained by Tenant to construct the Improvements. Such general contractor (“Contractor”) shall be selected by Tenant from a list of general contractors supplied by Landlord, and Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection.

4.1.2 Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of Tenant’s proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord’s written approval.

EXHIBIT B -7-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

4.2 Construction of Improvements by Tenant’s Agents.

4.2.1 Construction Contract; Cost Budget. Tenant shall engage the Contractor under an AIA A101 Stipulated Sum Agreement (2007 Version) accompanied by Landlord’s standard AIA A201 General Conditions (2007 Version) as modified by Landlord (collectively, the “Contract”). Prior to the commencement of the construction of the Improvements, and after Tenant has accepted all bids for the Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.9, above, in connection with the design and construction of the Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the “Final Costs”). As used herein, the “Over-Allowance Amount” shall be equal to the difference between the amount of the Final Costs and the amount of the Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Improvements). If an Over-Allowance Amount exists, then, Tenant shall pay Tenant’s pro-rata share of each amount requested by the Contractor or otherwise to be disbursed under this Work Letter (which pro-rata share shall equal a fraction, the numerator of which shall equal the Over-Allowance Amount, and the denominator of which shall equal the Final Costs), and such payment by Tenant (the “Over-Allowance Payments”) shall be a condition to Landlord’s obligation to pay any additional/future portions of the Improvement Allowance pursuant to the terms and conditions of Section 2.2, above. In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs, shall be added to the Over-Allowance Amount and to the Final Costs, and the Over-Allowance Payments shall be recalculated in accordance with the terms of the immediately preceding sentence. In connection with any payment of the Over-Allowance Amount made by Tenant pursuant to this Section 4.2.1, Tenant shall provide Landlord with the documents described in Sections 2.2.2.1(0, (ii), (iii) and (iv) of this Work Letter, above, for Landlord’s approval, prior to Tenant paying such costs.

4.2.2 Tenant’s Agents.

4.2.2.1 Landlord’s General Conditions for Tenant’s Agents and Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Improvements shall comply with the following: (i) the Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant’s Agents shall submit schedules of all work relating to the Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Work Letter, including, without limitation, the construction of the Improvements. Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to the product of three percent (3%) and the sum of the Improvement Allowance, the Over-Allowance Amount, as such amount may be increased hereunder, and any other amounts expended by Tenant in connection with the design and construction of the Improvements, which Coordination Fee shall be for services relating to the coordination of the construction of the Improvements.

EXHIBIT B -8-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

4.2.2.2 Indemnity. Tenant’s indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

4.2.2.3 Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractors. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.4 Insurance Requirements.

4.2.2.4.1 General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.2 Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry insurance in accordance with the Contractor Insurance Requirements attached hereto as Exhibit B-l, and otherwise in form and with companies as are required to be carried by Tenant as set forth in this Lease.

EXHIBIT B -9-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Work Letter.

4.2.3 Governmental Compliance. The Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Improvements at all times, provided however, that Landlord’s failure to inspect the Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Improvements as a result of such Improvements not complying with the Approved Working Drawings or due to a defect in construction, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

EXHIBIT B -10-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

4.2.5 Meetings. Commencing upon the execution of this Lease, Tenant shall hold meetings not less often than once every two (2) weeks, at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Improvements (provided that Landlord shall have the right to call a meeting during any period between previously-scheduled meetings if Landlord reasonably determines such additional meeting is necessary), which meetings shall be held at the Premises or a location designated by Tenant and reasonably approved by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, Landlord may cause minutes to be taken at all such meetings. One such meeting each month shall include the review of Contractor’s current request for payment.

4.3 Notice of Completion; Copy of Record Set of Plans. Within ten (10) business days after completion of construction of the Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

ARTICLE 5

MISCELLANEOUS

5.1 Tenant’s Representative. Tenant has designated Bibbiana Lozano Bautista as its sole representative with respect to the matters set forth in this Work Letter (whose e-mail address for the purposes of this Work Letter is bibi@stumbleupon.com), who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

5.2 Landlord’s Representatives. Landlord has designated Mr. Rich Ambidge and Ms. Lauren Phillips as its sole representatives with respect to the matters set forth in this Work Letter (whose e-mail addresses for the purposes of this Work Letter are rambidge@kilroyrealty.com and lphillips@kilroyrealty.com, respectively), who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

5.3 Time of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the

EXHIBIT B -11-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

document and approval thereof shall be repeated until the document is approved by Landlord. If any period provided herein would fall on a weekend, legal holiday or other day that is not a business day, such period will be extended to the next business day following such weekend, legal holiday or non-business day.

5.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease or this Work Letter, if any default by Tenant under the Lease or this Work Letter (including, without limitation, any failure by Tenant to fund any portion of the Over-Allowance Amount) occurs and is not cured within any applicable notice and cure periods provided under this Lease at any time on or before the substantial completion of the Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Improvement Allowance and/or Landlord may, without any liability whatsoever, cause the cessation of construction of the Improvements (in which case, Tenant shall be responsible for any delay in the substantial completion of the Improvements and any costs occasioned thereby), and (ii) all other obligations of Landlord under the terms of the Lease and this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

EXHIBIT B -12-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

EXHIBIT B-1

CONTRACTOR INSURANCE REQUIREMENTS

[see attached]

EXHIBIT B -13-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

Exhibit B

List of Furniture

EXHIBIT B -14-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

STUMBLEUPON

FIFTH FLOOR FURNITURE INVENTORY

AS OF 07/16/2013

UPDATED AND FINAL: 08/07/2013

TASK CHAIRS:

Aeron -100

Other Mesh -10

DESK LAMPS:

Silver – 90

PEDESTAL FILE CABINETS:

Silver -93

SENTRY FIREPROOF FILE CABINETS:

2 Drawer Black with locks – 4

ROLLING WHITEBOARDS – 6

WOOD TOP DESKS WITH POWER/DATA:

Movable – 8

Fixed – 82

NEWTON CONFERENCE ROOM:

1-18” Glass Top Side Table with black X-base

2 - 36” Glass Top Conference Table with White X-base

5 - Chairs - Beech wood with black leather seats

3 - Desk Lamps – Silver

COPERNICUS CONFERENCE ROOM:

1 - Tan Fabric Sofa with wood legs - 80” with four toss pillows

1 - Glass Top and wood coffee table with metal legs

GALLILEO CONFERENCE ROOM:

1 - 8’ IKEA Bjursta Dark Wood table

8 - Chairs chrome with black leather seats

1 - Ceiling mounted projection screen

BOHR CONFERENCE ROOM:

1 - Tall Narrow Table

1 - Small table lamp

EXHIBIT B -15-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

STUMBLEUPON FIFTH FLOOR FURNITURE INVENTORY - 07-16-2013

PAGE TWO

PRIVATE OFFICE - H.R.

1 - Hanging Lotus Lamp

4 - Misc. chairs

EINSTEIN CONFERENCE ROOM:

1-10” Oak Boat Shaped Conference Table

10 - Mesh Style Conference Chairs on casters

PRIVATE OFFICE-CFO:

1 - 36” glass top conference table with white X-base

4 - Wood and black leather chairs

1 - Tan fabric with pillow occasional chair; wood legs

NEWTON CONFERENCE ROOM:

1-18” Glass Top Side table with black X-Base

1 - 36” Glass Top Conference table with white legs

5 - Birch Wood Chairs with black feather seats

3 - Small desk lamps

Open Area outside of Newton:

1 - Wood top printer stand with metal X-Base

1 - Torche Floor Lamp – Silver

STORAGE/BICYCLE ROOM:

1 - Folding Table

2 - Euromarket White Leather/Wood Side chairs

4 - Misc. File cabinets, various sizes, black metal

MISC. ITEMS:

2 - IKEA Meltrop Tables #1138 White metal with black/inserts/metal legs 29.5x49.5

1 - Wood top coffee table with metal legs; 47 x 28; and one glass top 47x28

2 - Black metal stools 30“h x 18” dia.

3 - 60 x 32 Wood top desks with grommets and four metal tube legs each

4 - Slide Guest chairs with gray upholstery/metal frames

2 - Aero chairs – black

1 - 80” sofa with light green fabric and two pillows (blue and brown); wood legs

EXHIBIT B -16-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

Any sums paid directly by Sublessee to Landlord in accordance with this Subsection shall be credited toward the amounts payable by Sublessee to Sublessor under this Sublease. In the event Sublessee tenders payment directly to Landlord in accordance with this Subsection and Landlord refuses to accept such payment, Sublessee shall have the right to deposit such funds in an account with a national bank for the benefit of Landlord and Sublessor, and the deposit of said funds in such account shall discharge Sublessee’s obligation under this Sublease to make the payment in question.

Wherefore, Sublessor and Sublessee enter into this Sublease as of the Effective Date.

Okta, Inc., a Delaware corporation		StumbleUpon. Inc. a Delaware corporation

By:	/s/ William E. Losch	By:	/s/ Mark Bartels
Name:	William E. Losch	Name:	Mark Bartels
Title:	CFO	Title:	CEO

EXHIBIT B -17-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

Kilroy Realty Corporation (KRC)- Contractor Insurance Requirements

The following coverage is required for all contracts, but may be adjusted for size and complexity of project. Certificates of insurance and the applicable endorsements must be received by KRC prior to entering the project or commencement of work. Such policies shall not be cancelled or modified, nor shall any of the coverages required herein be reduced, except after 30 days prior written notice to KRC.

KRC requests that the Insurance Certificate and Endorsement documents be issued with blanket wording “ALL LOCATIONS” if permitted by the carriers. If not available, the project site/building address must be included on certificate and endorsements.

*	Can be combined with Umbrella/Excess Liability policy to meet required limits.

I.	Commercial General Liability*:

Combined limits shall not be less than the following:
General Aggregate limit on a Per Project Basis Endorsement	$2,000,000
Products/Completed Operations	$2,000,000
Personal and Advertising Injury	$1,000,000
Each Occurrence	$1,000,000
Fire Damage (any one fire)	$50,000
Medical Payments (any one person)	$5,000

(a) Such insurance shall be on an Occurrence Basis (ISO form CG0001 or equivalent) with reasonably acceptable deductibles.

(b) The policy shall include severability of interest and cross-liability (separation of named insured)

(c) The policy shall include contractual liability equivalent to ISO form CG00010196.

(d) Policy must provide Broad Form Property Damage extended to apply to Products/Completed Operations.

(e) In the event Contractor subcontracts to others, Contractor must maintain Contractors Protective covering work performed by subcontractors.

(f) Policy must provide coverage for Explosion, Collapse or Underground (XCU) hazards (if applicable).

(g) Policy shall name Kilroy Realty Corporation and/or any subsidiary, partnership, joint venture, corporation or affiliate now existing or hereinafter formed or acquired as an additional insured using ISO form CG2010 11/85, or comparable form. Additional Insured forms limiting coverage to “ongoing operations” are unacceptable.

(h) Contractor’s insurance shall be primary to any similar insurance maintained by Kilroy Realty Corporation and/or any subsidiary, partnership, joint venture, corporation or affiliate now existing or hereinafter formed or acquired, whose insurance shall be considered excess and non-contributing with insurance maintained by Contractor.

(i) Policy shall be endorsed to waive all rights of subrogation against Kilroy Realty Corporation and/or any subsidiary, partnership, joint venture, corporation or affiliate now existing or hereinafter formed or acquired.

(j) Contractor shall continuously maintain coverage through the Statute of Limitations.

II.	Business Automobile Liability*:

Owned or Leased Automobiles	$1,000,000
Non-Owned Automobiles	$1,000,000
Hired Automobiles	$1,000,000

Policy shall name Kilroy Realty Corporation and/or any subsidiary, partnership, joint venture, corporation or affiliate now existing or hereinafter formed or acquired as an additional insured via an applicable endorsement.

If the Contractor does not own or lease vehicles, it is still imperative that the Contractor maintains Non-Owned and Hired Auto Liability. Alternatively, if the Contractor carries only a “Personal-Line” automobile liability policy for his/her vehicles, the minimum limit cannot be less than $ 1,000,000 and it must be endorsed for Non-Owned and Hired autos.

III.	Workers’ Compensation and Employers Liability*:

Workers’ Compensation and Employers Liability insurance shall fully comply with all state and federal statutory requirements. Employer’s Liability coverage shall be carried at limits of not less than $1,000,000.

Policy shall be endorsed to waive all rights of subrogation against Kilroy Realty Corporation and/or any subsidiary, partnership, joint venture, corporation or affiliate now existing or hereinafter formed or acquired.

If Contractor does not have employees, contractor must sign an acknowledgement letter (to be provided by KRC upon request) stating that no other individual will be employed for work in connection with said contract.

IV.	Umbrella/Excess Liability:

Occurrence Limit	$5,000,000

Class B licensed General Contractors performing as a General Contractor must obtain and maintain a $5,000,000 Umbrella/Excess Liability policy. Such policy must extend over the General Liability, Automobile Liability and Employers’ Liability and coverage must be at least as broad as the coverage furnished by the underlying policies.

☒	For all others, if the box is “X” marked, Umbrella/Excess Liability is required to be ☒ provided.

V.	Subcontractors:

General Contractor shall require all subcontractors and sub-subcontractors to maintain the same policies of insurance and provisions including additional insured and waiver of subrogation endorsements as required by Kilroy Realty Corporation and/or any subsidiary, partnership, joint venture, corporation or affiliate now existing or hereinafter formed or acquired, in items I- IV named above with limits of at least $1,000,000 per occurrence.

VI.	Professional Liability/Errors and Omissions Insurance:

Minimum Limit per claim	$1,000,000
Minimum Aggregate Limit	$2,000,000

If contract includes design/build work, Contractor must obtain and continuously maintain Professional Liability through the statute of limitations.

EXHIBIT C

301 BRANNAN STREET

NOTICE OF LEASE TERM DATES

To:

Re:	Office Lease dated , 20 between , a (“Landlord”), and , a (“Tenant”) concerning Suite on floor(s) of the office building located at , , California.

Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on for a term of ending on .

2.	Rent commenced to accrue on , in the amount of

3.	If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to at

5.	The exact number of rentable/usable square feet within the Premises is square feet.

EXHIBIT C -1-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

6.	Tenant’s Share as adjusted based upon the exact number of usable square feet within the Premises is %.

“Landlord”:

a

By:
Its:

Agreed to and Accepted
as of , 20 .

“Tenant”:

a

By:
Its:

EXHIBIT C -2-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

EXHIBIT D

301 BRANNAN STREET

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the San Francisco, California area. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in

EXHIBIT D -1-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord.

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material. Tenant shall provide material safety data sheets for any Hazardous Material used or kept on the Premises.

12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of

EXHIBIT D -2-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any firearms, animals, birds, aquariums, or, except in areas designated by Landlord, vehicles other than bicycles.

15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises. Furthermore, in no event shall Tenant, its employees or agents smoke tobacco products within the Building or within seventy-five feet (75’) of any entrance into the Building or into any other Project building.

19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall participate in recycling programs undertaken by Landlord.

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Francisco, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and

EXHIBIT D -3-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

elevators provided for such purposes at such times as Landlord shall designate. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant’s expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant’s sole cost and expense. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises. Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with any City of San Francisco “NO-SMOKING” ordinances. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building. In addition, no smoking of any substance shall be permitted within the Project except in specifically designated outdoor areas. Within such designated outdoor areas, all remnants of consumed cigarettes and related paraphernalia shall be deposited in ash trays and/or waste receptacles. No cigarettes shall be extinguished and/or left on the ground or any other surface of the Project. Cigarettes shall be extinguished only in ashtrays. Furthermore, in no event shall Tenant, its employees or agents smoke tobacco products or other substances (y) within any interior areas of the Project, or (z) within fifty feet (50’) of the main entrance of, or any other entryways into, the Building.

EXHIBIT D -4-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

27. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

28. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

29. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

31. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

32. Tenant shall not purchase spring water, towels, janitorial or maintenance or other similar services from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with the security and proper operation of the Building.

33. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter

EXHIBIT D -5-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D -6-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

EXHIBIT E

301 BRANNAN STREET

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of             , 20     by and between                      as Landlord, and the undersigned as Tenant, for Premises on the                      floor(s) of the office building located at                     ,                     , California                     , certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                     , and the Lease Term expires on                     , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on                     .

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee.

7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                     . The current monthly installment of Base Rent is $        .

8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder. No default or event that with the passing of time or the giving of notice, or both, would constitute a default (referred to herein collectively as a “default”) on the part of the undersigned exists under the Lease in the performance of the terms, covenants, and conditions of the Lease required to be performed on the part of the undersigned.

9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

EXHIBIT E -1-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

10. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14. To the undersigned’s knowledge, all improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                      on the      day of             , 20    .

“Tenant”:

,
a

By:
Its:

By:
Its:

EXHIBIT E -2-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

EXHIBIT F

REQUIRED REMOVABLES

As used in this Lease, “Required Removables”shall mean and refer to the following improvements existing in the Premises as of the Date of this Lease, all of which are located in the server room on the fourth (4th) floor of the Building:

•	Three (3) Liebert CRAC Units

•	Three (3) Liebert Condenser Units

•	Three (3) APC UPS Power Distribution Racks

•	All Network Patch Panels

•	Three (3) Cisco Network Switches

•	Twelve (12) Server Racks

EXHIBIT F -1-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

EXHIBIT G

301 BRANNAN STREET

FORM OF LETTER OF CREDIT

(Letterhead of a money center bank

acceptable to the Landlord)

FAX NO.[( ) - ] SWIFT: [Insert No., if any]	[Insert Bank Name And Address]
DATE OF ISSUE:

BENEFICIARY: [Insert Beneficiary Name And Address]	APPLICANT: [Insert Applicant Name And Address]

LETTER OF CREDIT NO.

EXPIRATION DATE: AT OUR COUNTERS	AMOUNT AVAILABLE: USD [Insert Dollar Amount] (U.S. DOLLARS [Insert Dollar Amount])

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                      IN YOUR FAVOR FOR THE ACCOUNT OF [Insert Tenant’s Name], A [Insert Entity Type], UP TO THE AGGREGATE AMOUNT OF USD [Insert Dollar Amount] ([Insert Dollar Amount] U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING ON (Expiration Date) AVAILABLE BY PAYMENT UPON PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [Insert Bank Name] WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

1. THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

2. BENEFICIARY’S SIGNED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF [Insert Landlord’s Name], A [Insert Entity Type] (“LANDLORD”) STATING THE FOLLOWING:

“THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B)AS A RESULT OF THE TERMINATION OF SUCH LEASE, HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD                      IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT UNDER SUCH LEASE TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING.”

EXHIBIT G -1-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF [Insert Bank Name]’S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO.                     AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST SIXTY (60) DAYS PRIOR TO THE PRESENT EXPIRATION DATE.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.                     AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.                     AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.                     AS THE RESULT OF A REJECTION OR A DEEMED REJECTION OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”) UNDER SECTION 365 OF THE UNITED STATES BANKRUPTCY CODE.”

SPECIAL CONDITIONS:

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING. [Please Provide The Required Forms For Review, And Attach As Schedules To The Letter Of Credit.]

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

ALL BANKING CHARGES ARE FOR THE APPLICANT’S ACCOUNT.

EXHIBIT G -2-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SEND YOU NOTICE BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD. SAID NOTICE WILL BE SENT TO THE ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER. ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATED OFFICE. IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF                     (120 days from the Lease Expiration Date).

THIS LETTER OF CREDIT MAY BE TRANSFERRED SUCCESSIVELY IN WHOLE OR IN PART ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (AVAILABLE UPON REQUEST) AND PAYMENT OF OUR CUSTOMARY TRANSFER FEES BY APPLICANT. IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY’S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE’S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR.

ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: “DRAWN UNDER [Insert Bank Name] STANDBY LETTER OF CREDIT NO.                    .”

WE HEREBY AGREE WITH YOU THAT IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AT OR PRIOR TO [Insert Time - (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SUCCEEDING BUSINESS DAY. IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AFTER [Insert Time - (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY. AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE. IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

EXHIBIT G -3-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

PRESENTATION OF A DRAWING UNDER THIS LETTER OF CREDIT MAY BE MADE ON OR PRIOR TO THE THEN CURRENT EXPIRATION DATE HEREOF BY HAND DELIVERY, COURIER SERVICE, OVERNIGHT MAIL, OR FACSIMILE. PRESENTATION BY FACSIMILE TRANSMISSION SHALL BE BY TRANSMISSION OF THE ABOVE REQUIRED SIGHT DRAFT DRAWN ON US TOGETHER WITH THIS LETTER OF CREDIT TO OUR FACSIMILE NUMBER, [Insert Fax Number - (        )        -        ], ATTENTION: [Insert Appropriate Recipient], WITH TELEPHONIC CONFIRMATION OF OUR RECEIPT OF SUCH FACSIMILE TRANSMISSION AT OUR TELEPHONE NUMBER [Insert Telephone Number - (        )        -        ] OR TO SUCH OTHER FACSIMILE OR TELEPHONE NUMBERS, AS TO WHICH YOU HAVE RECEIVED WRITTEN NOTICE FROM US AS BEING THE APPLICABLE SUCH NUMBER. WE AGREE TO NOTIFY YOU IN WRITING, BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE, OF ANY CHANGE IN SUCH DIRECTION. ANY FACSIMILE PRESENTATION PURSUANT TO THIS PARAGRAPH SHALL ALSO STATE THEREON THAT THE ORIGINAL OF SUCH SIGHT DRAFT AND LETTER OF CREDIT ARE BEING REMITTED, FOR DELIVERY ON THE NEXT BUSINESS DAY, TO [Insert Bank Name] AT THE APPLICABLE ADDRESS FOR PRESENTMENT PURSUANT TO THE PARAGRAPH PRECEDING THIS ONE.

WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT [Insert Bank Name], [Insert Bank Address], ATTN: [Insert Appropriate Recipient], ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT, (Expiration Date).

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A DUPLICATE ORIGINAL HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM YOU AND A CERTIFICATION BY YOU (PURPORTEDLY SIGNED BY YOUR AUTHORIZED REPRESENTATIVE) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE “INTERNATIONAL STANDBY PRACTICES” (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

Very truly yours,

(Name of Issuing Bank)

By:

EXHIBIT G -4-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

EXHIBIT H

301 BRANNAN STREET

MARKET RENT DETERMINATION FACTORS

When determining Market Rent, the following rules and instructions shall be followed.

1. RELEVANT FACTORS. The “Comparable Transactions” shall be the “Net Equivalent Lease Rates” per rentable square foot, at which tenants, are, pursuant to transactions consummated within eighteen (18) months prior to the commencement of the Option Term, leasing non-sublease, non-encumbered space comparable in location and quality to the Premises containing a square footage comparable to that of the Premises for a term of five (5) years, in an arm’s-length transaction, which comparable space is located in “Comparable Buildings.” The terms of the Comparable Transactions shall be calculated as a “Net Equivalent Lease Rate” pursuant to the terms of this Exhibit H, and shall take into consideration only the following terms and concessions: (i) the rental rate and escalations for the Comparable Transactions, (ii) the amount of parking rent per parking permit paid in the Comparable Transactions, if any, (iii) operating expense and tax protection granted in such Comparable Transactions such as a base year or expense stop (although for each such Comparable Transaction the base rent shall be adjusted to a triple net base rent using reasonable estimates of operating expenses and taxes as determined by Landlord for each such Comparable Transaction); (iv) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, (v) any “Renewal Allowance,” as defined herein below, to be provided by Tenant in connection with the Option Term as compared to the improvements or allowances provided or to be provided in the Comparable Transactions, taking into account the contributory value of the existing improvements in the Premises, such value to be based upon the age, design, quality of finishes, and layout of the existing improvements, and (vi) all other monetary concessions (including the value of any signage), if any, being granted such tenants in connection with such Comparable Transactions. Notwithstanding any contrary provision hereof, in determining the Market Rent, no consideration shall be given to any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of improvements, or any commission paid or not paid in connection with such Comparable Transaction. The Market Rent shall include adjustment of the stated size of the Premises based upon the standards of measurement utilized in the Comparable Transactions; provided, however, the size of the Premises shall, notwithstanding the foregoing, be at least equal to the greater of: (i) the square footages set forth in this Lease, and (ii) the square footage of the Premises determined pursuant to the standards of space measurement used in the Comparable Transactions.

2. TENANT SECURITY. The terms of article 21 of the lease shall remain applicable during the Option Terms.

3. RENEWAL IMPROVEMENT ALLOWANCE. Notwithstanding anything to the contrary set forth in this Exhibit H, once the Market Rent for the Option Term is determined as a Net Equivalent Lease Rate, if, in connection with such determination, it is deemed that Tenant is entitled to an improvement or comparable allowance for the improvement of the

EXHIBIT H -1-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

Premises, (the total dollar value of such allowance shall be referred to herein as the “Renewal Allowance”), Landlord shall pay the Renewal Allowance to Tenant pursuant to a commercially reasonable disbursement procedure determined by Landlord and the terms of Article 8 of this Lease, and, as set forth in Section 5, below, of this Exhibit H, the rental rate component of the Market Rent shall be increased to be a rental rate which takes into consideration that Tenant will receive payment of such Renewal Allowance and, accordingly, such payment with interest shall be factored into the base rent component of the Market Rent.

4. COMPARABLE BUILDINGS. For purposes of this Lease, the term “Comparable Buildings” shall mean (i) the Building and other first-class institutionally-owned office buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation as to the building containing the portion of the Premises in question), quality of construction, level of services and amenities (including, but not limited to, the type (e.g., surface, covered, subterranean) and amount of parking), size and appearance, and are located in the “Comparable Area,” which is the “South of Market District” submarket in San Francisco.

5. METHODOLOGY FOR REVIEWING AND COMPARING THE COMPARABLE TRANSACTIONS. In order to analyze the Comparable Transactions based on the factors to be considered in calculating Market Rent, and given that the Comparable Transactions may vary in terms of length of term, rental rate, concessions, etc., the following steps shall be taken into consideration to “adjust” the objective data from each of the Comparable Transactions. By taking this approach, a “Net Equivalent Lease Rate” for each of the Comparable Transactions shall be determined using the following steps to adjust the Comparable Transactions, which will allow for an “apples to apples” comparison of the Comparable Transactions.

5.1. The contractual rent payments for each of the Comparable Transactions should be arrayed monthly or annually over the lease term. All Comparable Transactions should be adjusted to simulate a net rent structure, wherein the tenant is responsible for the payment of all property operating expenses in a manner consistent with this Lease. This results in the estimate of Net Equivalent Rent received by each landlord for each Comparable Transaction being expressed as a periodic net rent payment.

5.2 Any free rent or similar inducements received over time should be deducted in the time period in which they occur, resulting in the net cash flow arrayed over the lease term.

5.3 The resultant net cash flow from the lease should be then discounted (using an 8% annual discount rate) to the lease commencement date, resulting in a net present value estimate.

5.4 From the net present value, up front inducements (improvements allowances and other concessions) and leasing commissions should be deducted. These items should be deducted directly, on a “dollar for dollar” basis, without discounting since they are typically incurred at lease commencement, while rent (which is discounted) is a future receipt.

EXHIBIT H -2-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

5.5 The net present value should then amortized back over the lease term as a level monthly or annual net rent payment using the same annual discount rate of 8.0% used in the present value analysis. This calculation will result in a hypothetical level or even payment over the option period, termed the “Net Equivalent Lease Rate” (or constant equivalent in general financial terms).

6. USE OF NET EQUIVALENT LEASE RATES FOR COMPARABLE TRANSACTIONS. The Net Equivalent Lease Rates for the Comparable Transactions shall then be used to reconcile, in a manner usual and customary for a real estate appraisal process, to a conclusion of Market Rent which shall be stated as a “NNN” lease rate applicable to each year of the Option Term.

EXHIBIT H -3-	KILROY REALTY 301 BRANNAN STREET [StumbleUpon, Inc.]

FIRST AMENDMENT TO OFFICE LEASE

This FIRST AMENDMENT TO OFFICE LEASE (“First Amendment”) is made and entered into as of the 31st day of August, 2015, by and between KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), and STUMBLEUPON, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A. Landlord and Tenant entered into that certain Office Lease dated December 15, 2011 (the “Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord 62,852 rentable square feet of space (the “Premises”), located on the entirety of the second (2nd), third (3rd), fourth (4th), fifth (5th) and sixth (6th) floors of that certain building (the “Building”) located at 301 Brannan Street, San Francisco, California.

B. On August 25, 2015, Landlord filed a complaint against Tenant for unlawful detainer on account of Tenant’s failure to pay rent, which complaint was filed in the Superior Court of California, County of San Francisco (the “UD Litigation”). Tenant denies that Landlord is or was entitled to any relief pursuant to the UD Litigation.

C. By this First Amendment, Landlord and Tenant desire to settle the UD Litigation without admission of liability, dismiss the UD Litigation with prejudice, and modify the Lease as provided herein.

D. Pursuant to the terms of that certain Sublease Agreement dated as of February, 2014 (the “Sublease”), by and between Tenant, as sublessor, and Okta, Inc., a Delaware corporation (“Subtenant”), as sublessee, Tenant agreed to sublease to Subtenant the portion of the Premises located on the third (3rd), fourth (4th), and fifth (5th) floors of the Building, containing a total of 37,815 rentable square feet (the “Sublet Premises”). Landlord consented to the terms of the Sublease pursuant to that certain Consent to Sublease Agreement dated as of March 31, 2014 (the “Consent to Sublease”), by and among Landlord, Tenant, and Subtenant. The portion of the Premises located on the second (2nd) and sixth (6th) floors of the Building, containing a total of 25,037 rentable square feet, is referred to herein as the “Retained Premises”. Concurrently herewith, Landlord, Tenant, and Subtenant are entering into that certain First Amendment to the Consent to Sublease Agreement, dated as of an even date herewith (the “Consent to Sublease Amendment”), which includes additional provisions relating to Tenant’s rent obligations and Landlord’s rights and remedies under the Lease (as hereby amended). The terms of the Consent to Sublease Amendment are hereby incorporated by reference into the Lease, and the Lease is amended thereby.

E. The parties desire to amend the Lease on the terms and conditions set forth in this First Amendment.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Terms. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this First Amendment.

2. Effectiveness of Lease. In consideration of the covenants set forth herein to be performed by Tenant, subject to satisfaction of the Conditions Precedent (as that term is defined hereinbelow), the Lease shall be amended as set forth herein, and, as amended, shall continue in full force and effect. Within one (1) business day following the full execution and delivery of this First Amendment, and provided that (i) Landlord has timely received the Outstanding Rent Amount (as that term is defined in Section 3 below), (ii) Landlord has timely received the Prepaid Rent Amount (as that term is defined in Section 4 below), (iii) the Consent to Sublease Amendment has been fully executed and delivered, and (iv) all of the Consent Specific Conditions Precedent (as that term is defined in the Consent to Sublease Amendment) have been timely satisfied (collectively, the “Conditions Precedent”, and with items (i) through (iii) being referred to as the “Lease Specific Conditions Precedent”)), then Landlord shall file a request for dismissal of the UD Litigation with prejudice. Notwithstanding any contrary provision of this First Amendment, the effectiveness of this First Amendment, and Landlord’s agreement to file a request for the dismissal of the UD Litigation pursuant to the foregoing sentence, is conditioned upon the timely satisfaction of all of the Conditions Precedent. Landlord shall have no liability whatsoever to Tenant relating to or arising from the failure of any of the Conditions Precedent to be satisfied. The Lease shall remain unmodified unless and until such time as all of the Conditions Precedent are timely satisfied.

3. Outstanding Rent. Landlord and Tenant acknowledge and agree that as of the date of this First Amendment, Tenant owes Landlord, as past-due Rent under the Lease, the amount of Two Hundred Eighty-Six Thousand Eight Hundred Seventy-Nine and 77/100 Dollars ($286,879.77) (the “Outstanding Rent Amount”) for the month of August 2015. Concurrently with Tenant’s execution of this First Amendment, Tenant shall pay the Outstanding Rent Amount to Landlord.

4. Prepaid Rent. Landlord and Tenant acknowledge and agree that the Base Rent and the estimate of Tenant’s Share of Direct Expenses due and owing with respect to the Retained Premises for the months of September and October 2015 is equal to $207,332.46 in the aggregate (the “Prepaid Rent Amount”), which consists of $200,296.00 in Base Rent obligations and $7,036.46 per month as the estimate of Tenant’s Share of Direct Expenses. Concurrently with Tenant’s execution of this First Amendment, Tenant shall pay the Prepaid Rent Amount to Landlord, and Landlord shall credit the amount of the Prepaid Rent against Tenant’s Base Rent and Tenant’s Share of Direct Expenses obligations applicable to the Retained Premises for such period.

5. Landlord Contraction Right. At any time, Landlord shall have the right to terminate Tenant’s lease of the portion of the Retained Premises, consisting of a total of 12,548 rentable square feet located on the sixth (6th) floor of the Building (the “Contraction Space”), effective as of the date (the “Contraction Date”) set forth in the Contraction Notice (as that term is defined hereinbelow), which Contraction Date shall be no earlier than October 31, 2015 and shall be at least thirty (30) days following the date that Landlord provides Tenant written notice (the “Contraction Notice”) stating Landlord’s election to terminate Tenant’s lease of the Contraction Space, pursuant to the terms of this Section 5 (and such Contraction Notice may be delivered to Tenant prior to October 31, 2015). Landlord shall not have the right to exercise the contraction right set forth in this Section 5, if Landlord has previously granted its consent to a sublease of all or any portion of the Contraction Space; provided, however, upon request by Tenant for Landlord’s consent to a sublease, Landlord may, instead, deliver the Contraction Notice. Upon the Contraction Date, (i) Tenant’s lease of the Contraction Space shall automatically terminate and be of no further force or effect, (ii) Landlord and Tenant shall be relieved of their respective obligations with respect to the Contraction Space as of the Contraction Date, except those obligations which relate to the period up to and including the Contraction Date, including, without limitation, the payment by Tenant or Landlord of all amounts owed to the other party with respect to the Contraction Space up to and including the Contraction Date, and (iii) Tenant’s Share shall be reduced by 16.8588% based on the rentable square footage of the Contraction Space. Tenant shall return the Contraction Space to Landlord upon a termination thereof in accordance with the terms of the Lease (as amended) as if the Lease Term had expired with respect to the Contraction Space; provided, however, in no event shall Landlord be obligated to reduce the L-C Amount (as that term is defined in Section 21.1 of the Lease, and amended by Section 9 below).

6. Consent to Sublease Amendment; Transfer Premium. The Consent to Sublease Amendment, provides among other items, for the direct payment to Landlord by Subtenant of all rent due under the Sublease. The Consent to Sublease Amendment also includes additional provisions relating to Tenant’s rent obligations and Landlord’s rights and remedies under the Lease (as hereby amended). In connection with the foregoing, notwithstanding any provision to the contrary set forth in the Lease, effective as of the date of this First Amendment, (i) Landlord shall be entitled to receive one hundred percent (100%) of any Transfer Premium (as that term is defined in Section 14.3 of the Lease) payable in connection with the Sublease and any subsequent Transfers to which Landlord has consented pursuant to the terms of Article 14 of the Lease, (ii) Tenant shall have no right or claim to any Transfer Premium amounts previously received by Landlord, (iii) Landlord shall have no right or claim to any Transfer Premium amounts previously received and retained by Tenant, and (iv) Landlord may exercise its rights set forth in Section 14.4 of the Lease in connection with any Transfer or Contemplated Transfer (as those terms are defined in Article 14 of the Lease).

7. No Further Option to Extend. Notwithstanding any provision to the contrary set forth in the Lease, effective as of the date of this First Amendment, Tenant’s option to extend the Lease Term set forth in Section 3.2 of the Lease Summary and Section 2.2 of the Lease is hereby deleted and of no further force or effect, and Tenant shall have no further options to extend the term of the Lease.

8. No Exterior Signage Rights. Notwithstanding any provision to the contrary set forth in the Lease, effective as of the date of this First Amendment, Tenant’s right to Exterior Signage (as that term is defined in Section 23.5 of the Lease) is hereby deleted and of no further force or effect, and Tenant shall have no right to place any signage on the exterior of the Building.

9. Letter of Credit. Landlord and Tenant acknowledge that, in accordance with the terms of the Lease, Tenant has previously delivered to Landlord an L-C (as that term is defined in Section 21.1 of the Lease) in the amount of Six Hundred Thousand and 00/100 Dollars ($600,000.00). Notwithstanding any provision to the contrary set forth in the Lease, effective as of the date of this First Amendment, (i) the L-C Amount (as that term is defined in Section 21.1 of the Lease) shall be an amount equal to “Six Hundred Thousand and 00/100 Dollars ($600,000.00)”, (ii) Section 21.3.2 of the Lease is hereby deleted and of no further force and effect, and (iii) the L-C Amount shall not be subject to reduction at any time.

10. Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment, and that they know of no real estate broker or agent who is entitled to a commission in connection with this First Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, occurring by, through, or under the indemnifying party. The terms of this Section 10 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

11. California Accessibility Disclosure. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges that the Common Areas and the Premises have not undergone inspection by a Certified Access Specialist (CASp).

12. Tenant’s Payment of Attorney Fees and Costs. Concurrently with Tenant’s execution and delivery of this First Amendment to Landlord, Tenant shall pay to Landlord all attorneys’ fees and costs incurred by Landlord in connection with the UD Litigation (including the costs, expenses and attorneys’ fees incurred by Landlord for all negotiations, filings and proceedings in connection therewith) shall not exceed Ten Thousand and 00/100 Dollars ($10,000.00).

13. Prohibited Persons; Foreign Corrupt Practices Act and Anti-Money Laundering. Neither Tenant nor any of its affiliates, nor any of their respective members, partners or other equity holders, and none of their respective officers, directors or managers is, nor prior to or during the Lease Term, will they become a person or entity with whom U.S. persons or entities are restricted from doing business under (a) the Patriot Act (as defined below), (b) any other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including any “blocked” person or entity listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and any modifications thereto or thereof or any other person or entity named on OFAC’s Specially Designated Blocked Persons List) or (c) any other U.S. statute, Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action (collectively, “Prohibited

Persons”). Prior to and during the Lease Term, Tenant, and to Tenant’s knowledge, its employees and any person acting on its behalf have at all times fully complied with, and are currently in full compliance with, the Foreign Corrupt Practices Act of 1977 and any other applicable anti-bribery or anti-corruption laws. Tenant is not entering into this First Amendment, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. As used herein, “Patriot Act” shall mean the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and all other statutes, orders, rules and regulations of the U.S. government and its various executive departments, agencies and offices interpreting and implementing the Patriot Act.

14. Release. In consideration for entering into this First Amendment and for the promises and covenants contained herein, Landlord and Tenant release and forever discharge each other and any present or former officers, directors, shareholders, agents, employees, partners, attorneys, insurers or underwriters, subsidiaries, affiliated entities and companies, parent companies, predecessor companies, successors and assigns, and each of them, from any and all claims, rights, demands, liabilities, damages, costs, expenses, and losses, of any and every kind, nature, and character, known and unknown, which such party may now have or has ever had against the other party and any present or former officers, directors, shareholders, agents, employees, partners, attorneys, insurers or underwriters, subsidiaries, affiliated entities and companies, parent companies, predecessor companies, successors and assigns, and each of them, arising from or related to the UD Litigation, including but not limited to all claims, rights, demands, losses, liabilities, damages, costs, expenses, and causes of action arising in contract, whether written or oral, express or implied, or in tort, or under any common law theories, or under any covenants of good faith and fair dealing, or for any common counts, or under any federal, state, or municipal statute, executive order, regulation, or ordinance.

15. Costs and Attorneys’ Fees. Except as set forth in Section 12 above, each party shall bear its own costs and attorneys’ fees incurred in connection with this First Amendment and the UD Litigation.

16. Miscellaneous. This First Amendment, together with the Consent to Sublease Amendment, constitutes the full and complete agreement between the parties hereto, and, other than the Lease provisions unaffected by this First Amendment and the Consent to Sublease Amendment, supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter contained in this First Amendment and the Consent to Sublease Amendment. No other promises or agreements between the parties pertaining to the subject matter contained in this First Amendment shall be binding unless signed by both of the parties hereto.

17. No Further Modification. Except as specifically set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[signatures follow on next page]

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

LANDLORD:

KILROY REALTY, L.P., a Delaware limited partnership

By:	Kilroy Realty Corporation,
a Maryland corporation

	Its:	General Partner

	By:	/s/ Jeffrey C. Hawken
	Name:	Jeffery C. Hawken
	Title:	Executive Vice President, Chief Operating Officer

	By:	/s/ Robert E. Palmer
	Name:	Robert E. Palmer
	Title:	Senior Vice President, Operations

TENANT:

STUMBLEUPON, INC., a Delaware corporation

By:	/s/ Mark Bartels
Name:	Mark Bartels
Title:	CEO

By:	/s/ Mark Bartels
Name:	Mark Bartels
Title:	Secretary